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Exhibit 99.(a)(1)(A)

CATALYST SEMICONDUCTOR, INC.

OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS PRICED AT OR ABOVE $4.00 PER SHARE
FOR NEW OPTIONS

This document constitutes part of the prospectus relating to the Catalyst Semiconductor 1998 Special Equity Incentive Plan
and the Catalyst Semiconductor Amended and Restated 2003 Stock Incentive Plan,
covering securities that have been registered under the Securities Act of 1933.

February 14, 2007

CATALYST SEMICONDUCTOR, INC.

OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS PRICED AT OR ABOVE $4.00 PER SHARE
FOR NEW OPTIONS

This offer and withdrawal rights will expire at 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007 unless we extend them.

        By this Offer to Exchange Certain Outstanding Options Priced At Or Above $4.00 Per Share For New Options (the "offer to exchange"), we are giving you the opportunity to exchange all of your outstanding options that have a price per share exercise price equal to $4.00 or higher, whether vested or unvested, for new options (referred to herein as the "offer"). The new options will have an exercise price per share based on the closing price of our common stock on the Nasdaq Global Market on the date of the new grant. All employees or consultants of Catalyst Semiconductor, Inc. or our subsidiaries (collectively referred to as Catalyst Semiconductor), may participate in this offer if they remain an active employee or consultant through the expiration of this offer.

        If you participate in this offer, you will receive an option to purchase one (1) new share for every two (2) exchanged shares you tender pursuant to this offer (referred to herein as the "exchanged options"). Existing options that were granted pursuant to the 1998 Special Equity Incentive Plan (the "1998 Stock Plan") and/or the Amended and Restated 2003 Stock Incentive Plan (the "2003 Stock Plan") with an exercise price equal to $4.00 or higher, which remain outstanding as of the date this offer expires, are eligible for exchange in this offer.

        Exchanged options that were granted pursuant to the 1998 Stock Plan will be exchanged for new options subject to the terms of our 1998 Stock Plan and exchanged options that were granted pursuant to the 2003 Stock Plan will be exchanged for new options subject to the terms of our 2003 Stock Plan. In addition, each new option will be subject to the terms of a new option agreement between you and Catalyst Semiconductor.

        We will grant new options on the same U.S. business day on which we cancel the exchanged options. We refer to this date as the new option grant date. We expect the new option grant date to be March 16, 2007.

        Regardless of whether the original options were vested, the new options will vest as to 1/36th of the shares subject to the new option each month commencing one month after the new option grant date. Vesting is subject to your continued active service with Catalyst Semiconductor on each relevant vesting date. New options granted to the officers listed on Schedule A pursuant to the 2003 Stock Plan will receive additional vesting and an extended period of exercise if they are terminated under certain conditions. The exercise price of new options will be equal to the fair market value of our common stock on the new option grant date, which would be the closing price reported on the Nasdaq Global Market for our common stock on the new option grant date. The new exercise price could be higher than the exercise price of the exchanged options.

        Our common stock is traded on the Nasdaq Global Market under the symbol "CATS." On February 13, 2007, the closing price of our common stock was $3.44 per share. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this offer.

        See "Risks of Participating in the Offer" beginning on page 12 for a discussion of risks that you should consider before electing to participate in this offer.

IMPORTANT

        If you participate in this offer, you must complete and sign the attached election form, and fax it to fax number + 1 (408) 542-1406, hand deliver or send by Federal Express (or similar delivery service) to Rosa Vasquez, our Human Resources Manager, at Catalyst Semiconductor, Inc., 2975 Stender Way, Santa Clara, California 95054 U.S.A. to arrive before 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007. Only responses that are complete, signed and actually received by Rosa Vasquez by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post), are not permitted. We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, you must confirm that we have received your election form and/or any withdrawal form.

        Neither the Securities and Exchange Commission (the "SEC") nor any state or foreign securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

        You should direct questions about this offer or requests for additional copies of this offer to exchange and the other option exchange program documents to Tom Gay, our Chief Financial Officer, or Rosa Vasquez, our Human Resources Manager, at:

    Catalyst Semiconductor, Inc.
    2975 Stender Way,
    Santa Clara, California 95054
    U.S.A.
    +1 (408) 542-1000

Offer to exchange dated February 14, 2007.

        You should rely only on the information contained in this offer to exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the new options in any jurisdiction in which the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions. You should not assume that the information provided in this offer to exchange is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer. This offer to exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

TABLE OF CONTENTS
SUMMARY TERM SHEET (page 1)
RISKS OF PARTICIPATING IN THE OFFER (page 12)

1.	Eligibility	25
2.	Number of options; expiration date	25
3.	Purpose of the offer	26
4.	Procedures for electing to exchange options	27
5.	Withdrawal rights and changes of elections	29
6.	Acceptance of options for exchange and issuance of new options	30
7.	Conditions of the offer	30
8.	Price range of shares underlying the options	33
9.	Source and amount of consideration; terms of new options	33
10.	Information concerning Catalyst Semiconductor	38
11.	Interests of directors and executive officers; transactions and arrangements concerning the options	39
12.	Status of options tendered in the offer; accounting consequences of the offer	40
13.	Legal matters; regulatory approvals	40
14.	Material United States federal income tax consequences	41
15.	Material non-United States tax consequences	42
16.	Extension of offer; termination; amendment	43
17.	Fees and expenses	43
18.	Additional information	44
19.	Financial statements	44
20.	Miscellaneous	45

i

SUMMARY TERM SHEET

        The following are answers to some of the questions that you may have about this offer. You should carefully read this entire offer, the accompanying email from our President and Chief Executive Officer, Gelu Voicu, dated February 14, 2007, and the election and withdrawal forms together with their associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this offer to exchange and the other offer documents. We have included in this summary references to other sections in this offer to help you find a more complete description of these topics.

Q1.
What is the offer?

A1.
This offer is a voluntary opportunity for eligible service providers to exchange their eligible options to purchase Catalyst Semiconductor common stock as described in the following questions and answers, and in the remainder of this offer to exchange document and the other offer documents:

The following are the defined terms that are used throughout this offer to exchange.

Terms Used in This Offer

  •
  "1998 Stock Plan" refers to our 1998 Special Equity Incentive Plan.

  •
  "2003 Stock Plan" refers to our Amended and Restated 2003 Stock Incentive Plan.

  •
  "cancellation date" refers to the same date as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be March 16, 2007 and options will be cancelled promptly after the offer expires on that date. If the expiration date is extended, then the cancellation date will be similarly extended. The expiration date, the cancellation date and the new option grant date will be the same date.

  •
  "eligible options" refers to all options that are eligible for exchange in this offer. These include all outstanding and unexercised options granted under the 1998 Stock Plan or 2003 Stock Plan that have a per share exercise price equal to $4.00 or higher, whether vested or unvested, to purchase Catalyst Semiconductor common stock.

  •
  "eligible service provider" refers to a person if he or she is an active employee or consultant of Catalyst Semiconductor at the time of this offer and remains an active employee or consultant of Catalyst Semiconductor or a successor entity through the expiration date. Non-employee directors are not eligible to participate in the offer.

  •
  "exchanged options" refers to all options that you exchange for a new option or new options pursuant to this offer.

  •
  "executive officers" refers to those officers of Catalyst Semiconductor listed on Schedule A to this offer to exchange, who are officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  •
  "expiration date" refers to the date that this offer expires. We expect that the expiration date will be March 16, 2007 at 5:00 p.m., U.S. Pacific Standard Time. We may extend the expiration date at our discretion. If we extend the offer, the term "expiration date" will refer to the time and date at which the extended offer expires.

  •
  "new option grant date" refers to the date when new options will be granted, which will be the same day as the cancellation date and the expiration date. We expect that the new option grant date will be March 16, 2007. If the expiration date is extended, then the new option grant date will be similarly extended.

    •
    "new options" refers to the options issued pursuant to this offer that replace your exchanged options.

    •
    "offer period" or "offering period" refers to the period from the commencement of this offer to the expiration date. This period commenced on February 14, 2007 and we expect it to end at 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007.

Q2.
Who is eligible to participate in this offer?

A2.
You may participate in this offer if you are an eligible service provider. You are an "eligible service provider" if you are an active employee or consultant of Catalyst Semiconductor at the time of this offer and you remain an eligible service provider through the expiration date and you hold eligible options. Our non-employee directors are not "eligible service providers" and may not participate in the offer. (See Section 1)

Q3.
Which options are eligible to be exchanged in this offer?

A3.
If you are an eligible service provider, all outstanding and unexercised options that were granted under our 1998 Stock Plan or 2003 Stock Plan and that have a per share exercise price equal to $4.00 or higher, whether vested or unvested, to purchase Catalyst Semiconductor common stock are eligible to be exchanged under this offer. Any portion of an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and that is beneficially owned by a person who is not an employee or consultant of Catalyst Semiconductor is not eligible to be exchanged in this offer (even if legal title to that portion of the option grant is held by an eligible employee or consultant). The portion that is beneficially owned by our employee or consultant may be exchanged. (See Section 2)

Q4.
How do I participate in this offer?

A4.
If you choose to participate in this offer, you must do the following before 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007:

1.
Properly complete and sign the attached election form.

2.
Deliver the completed and signed election form to Rosa Vasquez, our Human Resources Manager by faxing to fax number +1 (408) 542-1406, hand deliver it or send it by Federal Express (or similar delivery service) to Rosa Vasquez at Catalyst Semiconductor, Inc., 2975 Stender Way, Santa Clara, California 95054 U.S.A.

Your election form must list each eligible option that you wish to have exchanged. A list of your eligible options is provided with this offer to exchange.

This is a one-time offer and we will strictly enforce the election period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form, that are ineligible or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (See Section 4)

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m., U.S. Pacific Standard Time, on the U.S. business day following the previously scheduled expiration date.

The delivery of all documents, including election forms, is at your risk. We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, you must confirm that we have received your election form and/or any withdrawal form. Only responses that are complete, signed and actually received by Rosa Vasquez by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post), are not permitted. (See Section 4)

Q5.
Why is Catalyst Semiconductor making this offer?

A5.
We believe that this offer will foster retention of our employees and consultants and better align the interests of these service providers and our stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our service providers to perform at high levels. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being "underwater." By making this offer, we intend to provide eligible service providers with the opportunity to own options that over time may have a greater potential to increase in value. (See Section 3)

Q6.
If I decide to participate in the offer, what will happen to the eligible options I tender?

A6.
If you elect to participate in the offer and have some or all of your eligible options exchanged for new options, your exchanged options will be cancelled on the same U.S. business day as the expiration date. On that same date, which we expect to be March 16, 2007, unless the offer period is extended, you will be granted a new option or new options. (See Section 6)

Q7.
How many new options will I receive for the options that I exchange?

A7.
Exchanged options will be replaced with new options at an exchange ratio of one (1) new share for every two (2) exchanged shares. Fractional shares will be rounded up to the nearest whole share on a grant by grant basis. (See Section 2)

Q8.
When will my new options vest?

A8.
Each new option will be subject to a new vesting schedule. Regardless of whether the exchange option was vested, each new option will vest as to 1/36th of the shares subject to the new option each month commencing one month after the new option grant date. Vesting is subject to your continued service to us on each relevant vesting date.

New options granted to the officers listed on Schedule A pursuant to the 2003 Stock Plan will receive additional vesting and an extended period of exercise if they were terminated under certain conditions, as described further in Section 9.

We will make minor modifications to the vesting schedule of any new options to eliminate fractional vesting (such that a whole number of new options will vest on each vesting date); this will be done by rounding down to the nearest whole number of new options that will vest on a particular vesting date. (See Section 9)

Example #1: An employee's existing option to purchase 1,800 shares is exchanged for a new option to purchase 900 shares, which is granted on the scheduled new option grant date of March 16, 2007. The new option will vest as follows:

Exchanged option:

Number of exchanged options: 1,800

New options:

Number of new options: 900 new options (based on a 1:2 ratio applicable to all eligible service providers)

Vested on new option grant date: None

Vesting schedule of the new options: 1/36th of the shares subject to the new options (25 shares) will vest each month beginning on April 16, 2007, subject to the employee's or consultant's continued active service to us through each relevant vesting date. The total vesting schedule is three (3) years from the new option grant date.

Q9.
What will be the exercise price of my new options?

A9.
The exercise price per share of the new options will be the closing sales price of our common stock on the new option grant date, which is expected to be March 16, 2007. The exercise price will be the fair market value on the Nasdaq Global Market as defined in the applicable option plan. We cannot predict the exercise price of the new options because the exercise price will be the closing sales price on Nasdaq. The per share exercise price of the new options could be higher than the per share exercise price of the exchanged options if the market price of our common stock increases before the expiration date. (See Section 9)

Q10.
Am I required to participate in this option exchange?

A10.
No. Participation in this offer is voluntary. (See Section 2)

Q11.
Are there circumstances under which I would not be granted new options?

A11.
Yes. If, for any reason, you are no longer an eligible service provider on the new option grant date, we will not accept your tender of options, any exchanged options you tendered will not be cancelled and you will not receive any new options. Unless expressly provided otherwise pursuant to written agreement or the applicable laws of a non-U.S. jurisdiction, your employment with Catalyst Semiconductor will remain "at will" regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. (See Section 1)

Even if we accept your eligible options, we will not grant new options to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting new options as a result of changes in SEC or Nasdaq rules. We do not anticipate any such prohibitions at this time. (See Section 13)

Q12.
If I participate in this offer, do I have to exchange all of my eligible options?

A12.
No. You may pick and choose which of your outstanding option grants you wish to exchange. However, we are not accepting partial tenders of individual option grants unless that option grant is covered by a domestic relations order (or comparable legal document as the result of the end of a marriage) (See Question and Answer 13). This means that you may notelect to exchange only some of the unexercised options covered by any particular option grant. However, you may elect to exchange the remaining portion of any option grant that you have partially exercised. You may elect to exchange one or more of your option grants, but you must elect to exchange all of the unexercised shares subject to each grant or none of the shares for that particular grant. For example and except as otherwise described below, if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 2,000 shares, you may elect to exchange:

  •
  Your first option grant covering 300 remaining unexercised shares,

  •
  Your second option grant covering 1,000 shares,

  •
  Your third option grant covering 2,000 shares,

  •
  Any two of your three option grants,

  •
  All three of your option grants or

    •
    None of your option grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first option grant with respect to options to purchase only 150 shares (or any other partial amount) under that grant or less than all of the shares under the second and third option grants. (See Section 2)

Q13.
What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A13.
If you have an option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible service provider beneficially owns a portion of that option grant, you may tender only the portion beneficially owned by you. Any portion beneficially owned by a person who is not an eligible service provider may not be exchanged in this offer to exchange (even if legal title to that portion of the option grant is held by you and you are an eligible service provider).

For instance, if you are an eligible service provider and you hold an eligible option grant to purchase 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to exchange just the portion of the option grant that you beneficially own covering the outstanding 1,500 shares subject to the portion of the option that you beneficially own, or you may elect not to tender that option grant at all. This is your only choice with respect to this option grant. Your former spouse may not participate in the offer to exchange unless he or she is an eligible service provider. (See Section 2)

Q14.
When will my exchanged options be cancelled?

A14.
Your exchanged options will be cancelled on the same U.S. business day as the expiration date, promptly following the expiration of the offer. We refer to this date as the cancellation date. We expect that the cancellation date to be March 16, 2007, unless the offer period is extended. (See Section 6)

Q15.
Once I surrender my exchanged options, is there anything else I must do to receive the new options?

A15.
No. Once your exchanged options have been accepted under this offer, there is nothing else that you must do to receive your new options other than execute a new option agreement. Your new options will be granted to you on the same day that the exchanged options are cancelled. We expect that the new option grant date to be March 16, 2007, unless the offer period is extended. In order to receive the new option, you will need to remain an eligible service provider through the new option grant date and to vest in your option, you will need to remain an active employee or consultant through each relevant vesting date, as described in Question and Answer 8. (See Section 1)

Q16.
When will I receive my new options?

A16.
We will grant the new options on the new option grant date. The new option grant date will be the same day as the date on which we cancel the options accepted for exchange. We expect the new option grant date to be March 16, 2007. If the expiration date is delayed, the new option grant date and new vesting start date will be similarly delayed. (See Section 6)

Q17.
How will Catalyst Semiconductor confirm to me that my election form or withdrawal form has been received?

A17.
We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, you must confirm that we have received your election form and/or any withdrawal form.

Q18.
Will I be required to give up all my rights under the cancelled options?

A18.
Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you will no longer have any rights under those options. We intend to cancel all exchanged options on the same U.S. business day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date to be March 16, 2007. (See Section 6)

Q19.
Can I exchange shares of Catalyst Semiconductor common stock that I acquired upon exercise of Catalyst Semiconductor options?

A19.
No. This offer relates only to outstanding Catalyst Semiconductor options. You may not exchange shares of Catalyst Semiconductor common stock in this offer. (See Section 2)

Q20.
Will the terms and conditions of my new options be the same as my exchanged options?

A20.
The terms and conditions of your new options may vary from the terms and conditions of your exchanged options, but such changes generally will not substantially and adversely affect your rights, except that:

  •
  Your new options may have a different exercise price,

  •
  The vesting schedule of your new options will be different,

  •
  The means by which you pay for your new option may be restricted and

  •
  The term of your new options will generally be ten (10) years from the date of grant of the new options.

In addition, as discussed in Question and Answer 28, all your exchanged incentive stock options will be replaced with new options that are nonstatutory stock options for U.S. tax purposes. (See Section 9)

Q21.
What happens to my options if I do not turn my election form in by the deadline, choose not to participate, I become ineligible to participate or my options are not accepted for exchange?

A21.
If you do not turn in your election form by the deadline, you choose not to participate, you become ineligible to participate or your options are not accepted for exchange, your existing options will (i) remain outstanding until they expire by their terms, (ii) retain their current exercise price and (iii) retain their current vesting schedule. (See Section 6)

Q22.
How does Catalyst Semiconductor determine whether an option has been properly tendered?

A22.
We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options tendered for exchange that we determine are not in appropriate form, that are ineligible or that we determine are unlawful to accept, respectively. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election form and we will not incur any liability for failure to give any notice. (See Section 4)

Q23.
If I participate in the offer, will I have to pay taxes when I participate?

A23.
If you participate in the offer and are a citizen or resident of the U.S., you generally should not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange. On the new option grant date, you will not be required under current law to recognize income for U.S. federal income tax purposes. However, you may have taxable income when you exercise your new options or when you sell your shares. (See Section 14)

If you participate in the offer and are non-U.S. citizen or resident, different tax and social insurance consequences may apply to you. (See Section 15 and Schedules C through L).

You should consult with your own tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there might be additional tax and social insurance consequences that may apply to you.

Q24.
Will my decision to participate in the offer have an impact on my ability to receive options in the future?

A24.
No. Your election to participate or not participate in the offer will not have any effect on our making future grants of options to purchase common stock, or any other equity awards to you or anyone else. (See Section 7)

Q25.
What if Catalyst Semiconductor is acquired or agrees to be acquired by another company?

A25.
Although we are not anticipating any such merger or acquisition, if we agree to or do merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered and your options will be treated in accordance with the option plan under which they were granted and your option agreement. Further, if Catalyst Semiconductor is acquired or agrees to be acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new options in exchange for them. If Catalyst Semiconductor is acquired or agrees to be acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the purchase price or number of shares that will be subject to the new options. Under such circumstances, the type of security and the number of shares covered by your new option award would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquiror's common stock than the number of shares subject to the eligible options that you tendered or than the number you would have received pursuant to the new options if no acquisition had occurred.

A transaction involving us, such as a merger or acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options, either as a result of the new options' vesting schedule, exchange ratio or exercise price.

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the new option grant date means that the tender of your options will not be accepted, you will keep your existing options in accordance with their original terms, and you will not receive any new options or other benefit for your existing options except to the extent your existing options are exchanged or assumed in such acquisition.

If we are acquired after your tendered options have been accepted, cancelled and exchanged for new options, your new options will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the stock incentive plan under which it was granted and your new option agreement. (See Section 9)

Q26.
Will I receive a new option agreement?

A26.
Yes. All new options will be subject to a new option agreement between you and Catalyst Semiconductor. (See Section 9)

Q27.
When will my new options expire?

A27.
Your new options will expire ten (10) years from the new option grant date, or earlier if your employment or service with Catalyst Semiconductor terminates. (See Section 9)

Q28.
Will my new options be incentive stock options or nonstatutory stock options for United States tax purposes?

A28.
The new options granted in exchange for your old options will be nonstatutory stock options for United States tax purposes, regardless of whether the options you exchanged were incentive stock options.

We recommend that you read the tax discussion in this offer to exchange and discuss the personal tax consequences of nonstatutory stock options, as well as the incentive stock option you may choose to exchange in the offer, with your financial, legal and/or tax advisors. (See Sections 9 and 14)

Q29.
Are there any conditions to this offer?

A29.
Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this offer to exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, although we may do so at our discretion. (See Section 2 and Section 7)

Q30.
If you extend the offer, how will you notify me?

A30.
If we extend this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m., U.S. Pacific Standard Time, on the next U.S. business day following the previously scheduled expiration date. (See Section 2 and Section 16)

Q31.
How will you notify me if the offer is changed?

A31.
If we change the offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 6:00 a.m., U.S. Pacific Standard Time, on the next U.S. business day following the day we change the offer. (See Section 2 and Section 16)

Q32.
Can I change my mind and withdraw from this offer?

A32.
Yes. At any time before the expiration date, you may change your mind after you have submitted an election form and withdraw from the offer. If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. However, if we have not accepted your election by 5:00 p.m., U.S. Pacific Standard Time, on April 11, 2007, you may withdraw your options at any time thereafter. (See Section 5)

Q33.
How do I withdraw my election?

A33.
To withdraw your election with respect to some or all of your options, you must do the following before the expiration date:

1.
Properly complete and sign the attached withdrawal form.

2.
Deliver the completed and signed election form to Rosa Vasquez by faxing it to fax number +1 (408) 542-1406, hand delivering it or sending it by Federal Express (or similar delivery service) to Catalyst Semiconductor, Inc., 2795 Stender Way, Santa Clara, California 95054 U.S.A. (See Section 5)

The delivery of all documents, including withdrawal forms, is at your risk. We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, you must confirm that we have received your withdrawal form and/or any election form. Only responses that are complete, signed and actually received by Rosa Vasquez by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post), are not permitted.

Q34.
What if I withdraw my election and then decide again that I want to participate in this offer?

A34.
If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election form before the expiration date that is signed and dated after the date of your withdrawal form. (See Question and Answer 4 and Section 5)

Q35.
Can I change my mind about which options I want to tender for exchange?

A35.
Yes. You may change your mind after you have submitted an election form and change the options you elect to exchange at any time before the expiration date. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional option grants or you may choose to exchange fewer option grants. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. Please be sure that any new election form you submit includes all the option grants you wish to have exchanged and is clearly dated after your last-submitted election or withdrawal form. (See Section 5)

Q36.
How do I change my election to exchange a particular option?

A36.
To change your election to exchange additional option grants, you must do the following before the expiration date:

1.
Properly complete and sign a new election form, indicating each option grant you now wish to have exchanged, including all options listed in your original election form if you wish to continue to elect to exchange those options.

2.
Deliver the completed and signed election form to Rosa Vasquez by faxing it to fax number +1 (408) 542-1406, hand delivering it or sending it by Federal Express (or similar delivery service) to Catalyst Semiconductor, Inc., 2795 Stender Way, Santa Clara, California 95054 U.S.A. (See Section 5)

To withdraw your election to exchange only some of your option grants, you must do the following before the expiration date:

1.
Properly complete and sign the attached withdrawal form, indicating each option grant you wish to withdraw from the offer.

  2.
  Deliver the completed and signed withdrawal form to Rosa Vasquez by faxing it to her at fax number +1 (408) 542-1406 or hand deliver it or send by Federal Express (or similar delivery service) to Rosa Vasquez at Catalyst Semiconductor, Inc., 2795 Stender Way, Santa Clara, California 95054 U.S.A. (See Section 5)

The delivery of all documents, including any election or withdrawal forms, is at your risk. We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, you must confirm that we have received your election form and/or any withdrawal form. Only responses that are complete, signed and actually received by Rosa Vasquez by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post), are not permitted.

Q37.
Are you making any recommendation as to whether I should tender my eligible options for exchange?

A37.
No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to have your eligible options exchanged in this offer may be a challenging one. The program does carry risk (see "Risks of Participating in the Offer" on page 12 for information regarding some of these risks), and there are no guarantees that you would ultimately receive greater value from your new options than from the eligible options you will surrender in exchange or that the per share exercise price will be lower than the exercise price of your exchanged options. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own financial, legal and/or tax advisor. (See Section 3)

Q38.
Who can I talk to if I have questions about the offer or if I need additional copies of the offer documents?

A38.
For additional information or assistance, you should contact Tom Gay or Rosa Vasquez, at:

Catalyst Semiconductor, Inc.
2795 Stender Way
Santa Clara, California 95054
U.S.A.
+1 (408) 542-1000

RISKS OF PARTICIPATING IN THE OFFER

        Participating in the offer involves a number of risks, including those described below. You should carefully consider these risks and are encouraged to speak with a financial, legal and/or tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this offer to exchange discussing the tax consequences within and outside the United States, as well as the rest of this offer to exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

        In addition, this offer includes "forward-looking statements." When used in this offer to exchange, the words "anticipate," "believe," "estimate," "expect," "intend" and "plan" as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this offer to exchange. You should carefully consider these risks, in addition to the other information in this offer to exchange and in our other filings with the SEC. The documents we file with the SEC, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

        The following discussion should be read in conjunction with the financial statements and notes to the financial statements attached as Schedule B, as well as our most recent Forms 10-K, 10-Q and 8-K filed with the SEC. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Economic Risks

If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might be worth more than the new options that you receive in exchange for them.

        For example, if you cancel options with an exercise price of $4.50 per share, and the price of our common stock increases to $8.00 per share when the new options are granted, your new option will have a higher exercise price than the cancelled option.

If your employment terminates before your new options vests, you might have received more value from your eligible options.

        If your employment terminates for any reason before all or a portion of your new options vest, you may not receive as much value from your new options as you would have received had you not accepted this offer. If your employment terminates before any portion of your new options vest, regardless of the reason, you will not receive any value from them.

If we are acquired by or merge with another company, or we agree to be acquired by or merged with another company, your eligible options might be worth more than the new options that you receive in exchange for them.

        A transaction involving us or an agreement by us to enter into a transaction, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of any transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition or announcement of our agreement to participate in a merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options, either as a result of the new options' vesting schedule, per share exercise price or exchange ratio.

Tax-Related Risks

Tax-related risks for tax residents of the United States.

Your new options will be a U.S. nonstatutory stock option, whereas your eligible options may have been incentive stock options.

        All new options will be granted as nonstatutory stock options (for U.S. tax purposes) regardless of whether the exchanged options they replace were incentive stock options for purposes of the U.S. Internal Revenue Code or nonstatutory stock options. In general, nonstatutory stock options are less favorable to you from a tax perspective. For more detailed information, please read the rest of the offer to exchange, and see the tax disclosure set forth under the section entitled "Material U.S. federal income tax consequences."

Tax-related risks for tax residents of the People's Republic of China.

        If you participate in the offer and are subject to tax in the People's Republic of China, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the new option grant date. However, you will be required to exercise your options using a cashless sell-all exercise, and you will have taxable income when you exercise the new options. In addition, we will also have a tax withholding obligation and may have a social insurance contribution withholding obligation.

Tax-related risks for tax residents of the Republic of Germany.

        If you participate in the offer and are subject to tax in the Republic of Germany, you will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the new option grant date. However, you will have taxable income when you exercise the new options, at which time we will also have a tax and social insurance contribution withholding obligation. You may also have taxable income when you sell the shares acquired upon exercise of the new options.

Tax-related risks for tax residents of Japan.

        If you participate in the offer and are subject to tax in Japan, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the new option grant date, although the tax laws are uncertain. However, you will have taxable income when you exercise the new options. It is unlikely that the income will be subject to social insurance contributions. You must report the income on your tax return and pay any tax liability in relation to the exchange (if applicable) and the exercise of the new options. You will also have taxable income when you sell the shares acquired upon exercise of the new options.

Tax-related risks for tax residents of South Korea.

        If you participate in the offer and are subject to tax in South Korea, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the new option grant date. However, you will have taxable income when you exercise your new options, at which time we may have a social insurance contribution withholding obligation. You must report the income on your tax return and pay any income tax liability in relation to the exercise of the new options. You may also have taxable income when you sell the shares acquired upon exercise of the new options.

Tax-related risks for tax residents of the Philippines.

        If you participate in the offer and are subject to tax in the Philippines, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the new option grant date. However, you will have taxable income when you exercise the new options but the income will not be subject to social insurance contributions. You must report the income on your tax return and pay any income tax liability in relation to the exercise of the new options. You will also have taxable income when you sell the shares acquired upon exercise of the new options.

Tax-related risks for tax residents of Romania.

        If you participate in the offer and are subject to tax in Romania, you will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange, on the new option grant date or when you exercise the new options. However, you will have taxable income when you sell the shares acquired upon exercise of the new options but the income will not be subject to social insurance contributions. You must report the income on your tax return and pay any tax liability in relation to the sale of the shares acquired upon exercise of the new options.

Tax-related risks for tax residents of Singapore.

        If you participate in the offer and are subject to tax in Singapore, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the new option grant date. However, there is a risk that the Inland Revenue Authority of Singapore may view the exchange as a taxable release, in which case you will be subject to tax on the value of the shares subject to your eligible options at the time of cancellation. If you do not have taxes due on the option exchange, you will have taxable income when you exercise the new options unless you are eligible for an exemption or deferral. It is unlikely that the income will be subject to Central Provident Fund contributions. You must report the income on your tax return and pay any tax liability in relation to the exercise of the new options. You will not have taxable income when you sell the shares acquired upon exercise of the new options. Special rules apply if you are neither a Singapore citizen nor a permanent resident or if you are a Singapore permanent resident who intends to leave Singapore permanently.

Tax-related risks for tax residents of the Republic of China (Taiwan).

        If you participate in the offer and are subject to tax in the Republic of China (Taiwan), you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the new option grant date. However, you will have taxable income when you exercise the new options but the income will not be subject to social insurance contributions. You must report the income on your tax return and pay any tax liability in relation to the exercise of the new options. You may also have taxable income when you sell the shares acquired upon exercise of the new options depending upon when the sale takes place.

Tax-related risks for tax residents of Thailand.

        If you participate in the offer and are subject to tax in Thailand, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the exchange or on the new option grant date. However, you will have taxable income when you exercise the new options but the income will not be subject to social insurance contributions. You must report the income on your tax return and pay any tax liability in relation to the exercise of the new options. You may also have taxable income when you sell the shares acquired upon exercise of the new options.

Tax-related risks for tax residents of the United Kingdom.

        If you participate in the offer and you are resident and ordinarily resident in the United Kingdom, you will not be required under current law to recognize income for income tax or national insurance contribution purposes at the time of the exchange or on the new option grant date. However, you will have taxable income when you exercise the new options at which time we will also have a tax and national insurance contribution withholding obligation. You may also have taxable income when you sell the shares acquired upon exercise of the new options.

Tax-related risks for tax residents of multiple countries.

        If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

Business-Related Risks

        Our quarterly operating results may fluctuate due to many factors and are difficult to forecast, which may cause the trading price of our common stock to decline substantially.

        Our operating results have historically been and in the future may be adversely affected or otherwise fluctuate due to factors such as:

  •
  fluctuations in customer demand for the electronic devices into which our products are incorporated;

  •
  volatility in supply and demand affecting semiconductor prices generally, such as an increase in the supply of competitive products and a significant decline in average selling prices;

  •
  establishment of additional inventory reserves if sales of our inventory fall below our expected sales, or the anticipated selling prices of our products fall below the amounts paid to produce and sell certain parts;

  •
  changes in our product mix including product category, density, package type, lead content, unleaded format or voltage;

  •
  inadequate visibility of future demand for our products;

  •
  timing of new product introductions and orders for our products;

  •
  increases in expenses associated with new product introductions and promotions, process changes and/or expansion of our sales channels;

  •
  increases in wafer prices due to increased market demand and other factors;

  •
  increases in prices charged by our suppliers due to increased costs, decreased competition and other factors;

  •
  fluctuations in manufacturing yields;

  •
  gains or losses of significant original equipment manufacturer ("OEM") customers or indirect channel sellers, such as distributors or resellers; and

  •
  general economic conditions.

        Our net revenues and operating results are difficult to forecast. We base our expense levels, in significant part, on our expectations of future net revenues and our expenses are therefore relatively fixed in the short term. If our net revenues fall below our forecasts, our operating results are likely to be disproportionately adversely affected because our costs are difficult to reduce significantly in the short term.

We may never realize a material portion of our net revenues from our analog/mixed-signal products, despite our expenditure of a disproportionate amount of our research and development and marketing resources on these products.

        Analog/mixed-signal products accounted for 8.6% and 7.3% of net revenues for the six months ended October 31, 2006 and 2005, respectively. We believe that the growth in our analog/mixed-signal product revenues has been limited due to the extended product design cycles and production lead times, and a sales force that has limited experience selling these products. Despite limited product acceptance to date, we continue to invest in and devote research and development and marketing resources to analog/mixed-signal products with the expectation that our standard analog/mixed-signal products will be accepted by many of our current customers and that we will eventually qualify and sell custom analog/mixed-signal products. Competition is intense as we have initially offered a limited range of products while our more established competitors are offering a much broader array of analog/mixed-signal products. Many customers favor a vendor that offers a broad range of products. If we are unable to realize more revenues from these products, our total revenues may not grow. In addition, if we devote a disproportionate amount of our research and development resources to analog/mixed-signal products, our development of new non-volatile memory products may suffer and operating results may be harmed.

We have in the past been unable and in the future we may be unable to obtain sufficient quantities of wafers from our current foundry suppliers to fulfill customer demand.

        We currently purchase a majority of our production wafers from two foundries. In addition, we do not presently have a wafer supply agreement with our foundry suppliers and instead purchase wafers on a purchase order and acceptance basis. To address our wafer supply concerns, we plan to continue expanding our foundry capability at our primary supplier by qualifying our products in multiple fabrication plants owned by a current supplier and to expand our foundry capacity with other suppliers. As the need arises, from time to time, we may pursue additional wafer sources. However, we cannot be certain that these efforts will provide us with access to adequate capacity in the future at costs which will enable us to remain profitable. Even if such capacity is available from another manufacturer, the qualification process and time required to make the foundry fully operational for us could take many months or longer and be subject to other factors described below and the prices could be materially higher. Our business, financial condition and results of operations could be materially adversely affected by:

  •
  inadequate wafer supplies to meet our production needs;

  •
  the loss of any of our current foundries as a supplier;

  •
  increased prices charged by these independent foundries;

  •
  reduced control over delivery schedules, manufacturing yields and costs;

  •
  our inability to qualify our current foundry suppliers for additional products; and

  •
  any other problems the foundries may have that cause a significant interruption in our supply of semiconductor wafers.

Expensing employee stock options materially and aversely affects our reported operating results and could adversely affect our competitive position as well.

        As of May 1, 2006, we are required to expense stock options and other share-based payments to employees and directors. Since our inception, we have used stock options as fundamental components of our compensation packages. Prior to May 1, 2006, we had not recognized compensation cost for employee stock options. We believe that our stock option program directly motivates our employees and, through the use of vesting, encourage our employees to remain with us. In December 2004, the FASB issued SFAS No. 123(R), which requires the measurement and recognition of compensation expense for all stock-based compensation payments. SFAS No. 123(R) requires that we record compensation expense for stock options using the fair value of those awards. During the three and six months ended October 31, 2006, we recorded $528,000 and $1.1 million related to stock-based compensation, respectively, which negatively impacted our operating results. We believe that SFAS No. 123(R) will continue to negatively impact our operating results. To the extent that SFAS No. 123(R) makes it more expensive to grant stock options, we may decide to incur increased cash compensation costs. In addition, actions that we may take to reduce stock-based compensation expense that may be more severe than any actions our competitors may implement may make it difficult to attract, retain and motivate employees, which could adversely affect our competitive position as well as our business and operating results.

        We commenced an offer to exchange options with a per share exercise price of $4.00 or more on February 14, 2007. If the eligible persons elect to participate in the offer to exchange to the maximum amount, we will issue new options to purchase approximately 3,093,664 shares of our common stock at the fair market value on the date of grant. Because the new options will vest over 36 months, regardless of whether the old options were fully vested, we will recognize additional compensation expense over the vesting period of the new options. Until the date of grant, we will not know what the new exercise price will be and cannot predict the compensation expense we will incur.

We may forecast incorrectly and produce excess or insufficient inventories of particular products, which may adversely affect our results of operations.

        Since we must order products and build inventory substantially in advance of product shipments, we may forecast incorrectly and produce excess or insufficient inventories of particular products. The ability of our customers to reschedule or cancel orders without significant penalty could adversely affect our liquidity, as we may be unable to adjust our purchases from our wafer suppliers to match any customer changes and cancellations. As part of our business strategy, we maintain a substantial inventory of sorted wafers in a die bank but limit our investment in finished goods. We may have adequate wafer inventory to meet customer needs but may be unable to finish the manufacturing process prior to the delivery date specified by the customer. Demand for our products is volatile and customers often place orders with short lead times. Our inventory may not be reduced by the fulfillment of customer orders and in the future we may produce excess quantities of our products.

        It is our policy to fully write down all inventories that we do not expect to be sold in a reasonable period of time. During recent fiscal years, as a result of reductions in estimated demand for our various products, we have taken charges for write down of inventories for certain products, primarily our EEPROM products. For example, we recorded inventory write-down charges of $808,000 and $841,000 for the six months ended October 31, 2006 and 2005, respectively, which were partially offset by benefits of $261,000 and $298,000, relating to products that were written off in prior periods and sold during these periods, respectively. We may suffer reductions in values of our inventories in the future and we may be unable to liquidate our inventory at acceptable prices. To the extent we have excess inventories of particular products, our operating results could be adversely affected by charges to cost of revenues that we would be required to recognize due to significant reductions in demand for our products or rapid declines in the market value of inventory, resulting in inventory write downs or other related factors.

We may be unable to fulfill all our customers' orders according to the schedule originally requested due to the constraints in our wafer supply and processing time from die bank to finished goods, which could result in reduced revenues or higher expenses.

        Due to the lead time constraints in our wafer supply, foundry activities and other manufacturing processes, from time to time we have been unable to fulfill all our customers' orders on the schedule originally requested. Although we attempt to anticipate pending orders and maintain an adequate supply of wafers and communicate to our customers delivery dates that we believe we can reasonably expect to meet, our customers may not accept the alternative delivery date or may cancel their outstanding orders. Reductions in orders received or cancellation of outstanding orders would result in lower net revenues and reduced operating results, excess inventories and increased inventory reserves. We may also be required to pay substantially higher per wafer prices to replenish our die bank, which could harm our gross margins. If we were requested to pay rush charges to our manufacturing or foundry suppliers to meet a customer's requested delivery date, our expenses would increase and possibly harm our operating results.

We rely on distributors and resellers for a substantial portion of our net revenues and if our relationships with one or more of those distributors or resellers were to terminate, our operating results may be harmed.

        We market and distribute our products primarily through independent distributors and resellers, which typically offer competing products. These distribution channels have been characterized by rapid change, including consolidations and financial difficulties.

        Distributors and resellers have accounted for a significant portion of our net revenues in the past. For the six months ended October 31, 2006 and 2005, Avnet, Inc. represented 10.7% and 11.9%, respectively, of our net revenues.

        In addition, we have experienced and may continue to experience lower margins on sales to distributors and resellers as a result of volume pricing arrangements. We also do not typically enter into long-term arrangements with our distributors and resellers and we cannot be certain as to future order levels from our distributors and resellers. When we do enter into long-term arrangements, the contracts are generally terminable at the convenience of either party and it may be difficult to replace that source of revenues in the short-term upon cancellation.

        Our business depends on these third parties to sell our products. As a result, our operating results and financial condition could be materially adversely affected by the loss of one or more of our current distributors or resellers, additional volume pricing arrangements, order cancellations, delay in shipment by one of our distributors or resellers or the failure of our distributors or sellers to successfully sell our products.

We face risks from failures in our manufacturing processes and the processes of our foundries and vendors.

        The fabrication of semiconductors, particularly EEPROM products, is a highly complex and precise process. Most of our products are currently manufactured by two outside foundries and a number of other vendors participate in assembling, testing and other processing of our products. During manufacturing, each wafer is processed to provide numerous EEPROM, flash or analog/mixed-signal devices. We may reject or be unable to sell a substantial percentage of wafers or the components on a given wafer because of:

  •
  minute impurities;

  •
  difficulties in the fabrication process, such as failure of special equipment, operator error or power outages;

  •
  defects in the masks used to imprint circuits on a wafer;

  •
  nonconforming electrical and/or optical performance;

  •
  breakage of wafers; or

  •
  other factors.

        We refer to the proportion of final components that have been processed, assembled and tested relative to the gross number of components that could be constructed from the raw materials as our manufacturing yield. We have in the past experienced lower than expected manufacturing yields, which have delayed product shipments and negatively impacted our results of operations. We may experience difficulty maintaining acceptable manufacturing yields in the future.

        In addition, the maintenance of our outsourced fabrication, manufacturing and assembly model is subject to risks, including:

  •
  the demands of managing and coordinating workflow between geographically separate production facilities;

  •
  disruption of production in one facility as a result of a slowdown or shutdown in another facility; and

  •
  higher operating costs from managing geographically separate manufacturing facilities.

        We depend on certain vendors for foundry services, materials and test and assembly services. We maintain stringent policies regarding qualification of these vendors. However, if these vendors' processes vary in reliability or quality, they could negatively affect our products and our results of operations.

We rely on third party subcontractors to sort, assemble, test and ship our products to customers, which reduces our control over quality, delivery schedules and capacity.

        We outsource all or a portion of the production planning, assembly, test and finish work of our products, as well as our inventory management function to subcontractors who are primarily located in Thailand and the Philippines. We do not have long-term contractual arrangements with these subcontractors. Our reliance on third parties subjects us to risks such as reduced control over delivery schedules and quality, a potential lack of adequate capacity during periods when demand is high and potential increases in product costs due to factors outside our control such as capacity shortages and pricing changes. Our outsourcing model could lead to delays in product deliveries, lost sales and increased costs which could harm our relationships with OEM customers and indirect sales channels and result in lower operating results. Because we utilize the services of a group of assembly and test providers, this makes our operation highly complex, requiring a high degree of diligence in managing the costs of production and overall logistics of our manufacturing operations.

While we believe that we currently have adequate internal controls over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal controls over financial reporting and cannot be certain that our internal control over financial reporting will be effective or sufficient in the future.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to report on and our independent registered public accounting firm to attest to the effectiveness of our internal control over financial reporting. We have an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements.

        It may be difficult to design and implement effective internal controls over financial reporting for combined operations and differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined. For example, in fiscal 2006 we experienced unanticipated delays in closing our books and completing our assessment of the effectiveness of our internal controls over financial reporting as required by the Sarbanes-Oxley Act under Section 404. As such, we were not able to file our Annual Report on Form 10-K by the original due date without unreasonable expense or effort. Our ability to manage our operations and growth will require us to improve our operations, financial and management controls, as well as our internal controls over financial reporting. We may not be able to implement improvements to our internal controls over financial reporting in an efficient and timely manner and may discover deficiencies and weaknesses in existing systems and controls; especially when such systems and controls are tested by increased scale or growth.

        As a result, we expect to continue to incur related expenses and to devote additional resources to Section 404 compliance. In addition, it is difficult for us to predict how long it will take to complete the assessment of the effectiveness of our internal controls over financial reporting each year and we may not be able to complete the process on a timely basis. In the event that our chief executive officer, chief financial officer or independent registered public accounting firm determine that our internal controls over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

International sales comprise a significant portion of our product sales and we have substantial operations outside of the U.S., which expose us to foreign political and economic risks.

        For each the six months ended October 31, 2006 and 2005, sales outside the United States accounted for approximately 90.0% and 88.5% of our net revenues, respectively. We expect that sales outside of the United States will continue to represent a significant portion of our net revenues in the future. We also have substantial operations outside of the U.S., primarily in Romania and Thailand. Our international operations may be adversely affected by the following factors:

  •
  greater fluctuations in demand for our products due to the increased sensitivity to pricing changes in certain markets, particularly Asia;

  •
  longer payment cycles;

  •
  fluctuations in exchange rates;

  •
  imposition of government controls;

  •
  difficulties in staffing international operations;

  •
  political, socioeconomic and financial instability, such as the military actions in Afghanistan and Iraq;

  •
  trade restrictions;

  •
  the impact of communicable diseases, such as severe acute respiratory syndrome and avian bird flu; and

  •
  changes in regulatory requirements.

        Our business is also subject to other risks because of our design center in Romania and our relationships with foreign subcontractors including, but not limited to, foreign government regulations and political and financial unrest which may cause disruptions or delays in shipments to our customers or access to our inventories. We do not currently hedge against any foreign currency exchange rate risks.

        Additionally, our subcontracted presence in Thailand with Trio-Tech subjects us to additional risks associated with the value of the work-in-process and finished goods inventory located there as well as the test equipment utilized in the operations at the Trio-Tech facility. We recently formed Catalyst Semiconductor (Thailand) Company Limited, a subsidiary in Bangkok, Thailand, that will serve as the Company's inventory management and logistics center.

Our ability to operate successfully depends upon the continued service of certain key employees and the continued ability to attract and retain additional highly qualified personnel.

        Our ability to operate successfully will depend, to a large extent, upon the continued service of certain key employees and the continued ability to attract and retain additional highly qualified personnel. Competition for these personnel, particularly for highly skilled design, process and test engineers, is intense and we may not be able to retain these personnel or attract other highly qualified personnel. We have historically used stock options and other forms of stock-based compensation as a means to hire, motivate and retain our employees, and to align employees' interests with those of our stockholders. As a result of our adoptions of SFAS 123(R), we incur increased compensation costs associated with our stock-based compensation awards, which may affect this form of compensation to hire and retain employees. Our business, financial condition and results of operations could be materially adversely affected by the loss of or failure to attract and retain highly qualified personnel.

Our low-density flash memory products may become obsolete.

        A portion of our net revenues have been and continue to be derived from sales of low density flash memory products. Flash memory products represented 7.1% of our net revenues for the six months ended October 31, 2006 and 2005. In general, the market for flash memory products has been characterized by competing technologies, migration of demand to larger memory sizes and intense overall competition. Other flash memory vendors continue to design, develop and sell flash memory devices with larger memory in reaction to changes in market demand. This transition to larger flash memory sizes is resulting in a limited and shrinking market for the low density flash memory products that we currently offer. We have decided not to develop any of the higher density flash memory devices due to the extreme competition in the medium and high density flash memory market and the considerable costs of development associated with it. Due to these and other factors, we may experience declining net revenues from our low-density flash memory products, which could harm our operating results.

Risks Related to Our Industry and Competition

Competition in our markets may lead to reduced average selling prices of our products, reduced sales of our products or gross margins.

        The non-volatile memory market is competitive and has been characterized by rapid price erosion, manufacturing capacity constraints and limited product availability. Average selling prices in the non-volatile memory market generally, and for our products in particular, have fluctuated significantly over the life of each product and, over the long term, the average selling price of each product has tended to decline. Declines in average selling prices for our products, if not offset by reductions in the cost of producing those products or by sales of new products with higher gross margins, could decrease our overall gross margins, could cause a negative adjustment to the value of our inventories and could materially and adversely affect our operating results.

        We compete with major domestic and international semiconductor companies, many of which have substantially greater financial, technical, marketing, distribution and other resources. We may not be able to compete successfully in the future. Our more mature products, such as serial and parallel EEPROM devices, compete on the basis of price, product availability and customer service. Principal competitors for our EEPROM products currently include Atmel Corporation, STMicroelectronics N.V and Microchip Technology Incorporated. Principal competitors for our low density flash products include Silicon Storage Technology, Inc. and Integrated Silicon Solution, Inc. Principal competitors for our analog/mixed-signal products include Fairchild Semiconductor International, Inc., Intersil Corporation, Linear Technology Corporation, Maxim Integrated Products, National Semiconductor and Texas Instruments Incorporated.

The semiconductor industry is highly cyclical in nature, which may cause our operating results to fluctuate.

        We operate in a highly cyclical industry that has been subject to significant economic downturns often in connection with, or in anticipation of, maturing product cycles and declines in general economic conditions. During such downturns, we experience reduced product demand and production overcapacity which result in competitive pricing pressures leading to accelerated erosion of average selling prices and reduced gross margins. These downturns may occur for extended periods. Accordingly, we may experience substantial period to period fluctuations in operating results.

        Our continued success depends in large part on the continued growth of various electronics industries that use semiconductors. We attempt to identify changes in market conditions as soon as possible; however, market dynamics make our prediction of and timely reaction to such events difficult. Our business could be harmed in the future by additional cyclical downturns in the semiconductor industry or by slower growth by any of the markets served by our end customers' products.

If our products fail to keep pace with the rapid changes in the semiconductor industry, we could lose customers and revenues.

        The markets for our products are characterized by rapidly changing customer demand, over or under utilization of manufacturing capacity and price fluctuations. To compete successfully, we must introduce new products in a timely manner at competitive price, quality and performance levels. In particular, our future success will depend on our ability to develop and implement new design and process technologies which enable us to reduce product costs. Our business, financial condition and results of operations could be materially adversely affected by delays in developing new products, achievement of volume production and market acceptance of new products, successful completion of technology transitions of our existing products to new process geometries or foundries with acceptable yields and reliability.

Risks Related to Our Intellectual Property

Our business may be harmed if we fail to protect our proprietary technology.

        We rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. We currently have 26 patents granted and 16 pending in the United States and intend to seek further United States and international patents on our technology. The expiration dates of our patents range from January 2008 to October 2023. We cannot be certain that patents will be issued from any of our pending applications, that patents will be issued in all countries where our products can be sold or that any issued patents will be of sufficient scope or strength to provide meaningful protection or any commercial advantage. Our competitors may also be able to design around our patents. The laws of some countries in which our products are or may be developed, manufactured or sold, may not protect our products or intellectual property rights to the same extent as do the laws of the United States, increasing the possibility of piracy of our technology and products. Although we intend to vigorously defend our intellectual property rights, we may not be able to prevent misappropriation of our technology. Our competitors may also independently develop technologies that are substantially equivalent or superior to our technology.

Our ability to produce our products may suffer if someone claims we infringe on their intellectual property.

        The semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights or positions, which have resulted in significant and often protracted and expensive litigation. In addition, it is typical for companies in the industry to receive notices from time to time that allege infringement of patents or other intellectual property rights. We may receive other notices or become a party to other proceedings alleging our infringement of patents or intellectual property rights in the future. If it is necessary or desirable, we may seek licenses under such patents or other intellectual property rights. However, we cannot be certain that licenses will be offered or that we would find the terms of licenses that are offered acceptable or commercially reasonable. Our failure to obtain a license from a third party for technology used by us could cause us to incur substantial liabilities and to suspend the manufacture of the affected products. Furthermore, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation by or against us could result in significant expense and divert the efforts of our technical personnel and management, whether or not the litigation results in a favorable resolution. In the event of an adverse result in any litigation, we could be required to:

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  pay substantial damages;

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  pay amounts to indemnify our customers;

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  stop the manufacture and sale of the infringing products;

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  expend significant resources to develop non-infringing technology;

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  discontinue the use of certain processes; or

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  obtain licenses to the technology.

        We may be unsuccessful in developing non-infringing products or negotiating licenses with reasonable terms, or at all. These problems might not be resolved in time to avoid harming our results of operations. If any third party makes a successful claim against our customers or us and a license is not made available to us on commercially reasonable terms, our business could be harmed.

We may be subject to damages resulting from claims that we have wrongfully used the alleged trade secrets of our employees' former employers.

        Many of our employees were previously employed at other companies, including our competitors or potential competitors. Although we have no current or pending claims against us, we may be subject to claims that we have relied on information that these employees have inadvertently, or otherwise, disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to develop new products, which could severely harm our business. Even if we are successful, litigation could result in substantial costs and be a distraction to management.

We may not be able to expand our proprietary technology if we do not acquire rights to use key technologies, consummate potential acquisitions or investments or successfully integrate them with our business.

        To expand our proprietary technologies, we may acquire or make investments in complementary businesses, technologies or products if appropriate opportunities arise. We may be unable to identify suitable acquisition or investment candidates at reasonable prices or on reasonable terms or consummate transactions with such candidates, the failure of which could slow our growth. We may also have difficulty in acquiring licenses to use proprietary technologies of third parties to expand our product lines. We may have difficulty integrating the acquired products, personnel or technologies of any acquisition we might make. These difficulties could disrupt our ongoing business, limit our future growth, distract our management and employees and increase our expenses.

Risks Related to Our Stock

Our stock is subject to substantial price and volume fluctuations due to a number of factors, many of which are beyond our control, and those fluctuations may prevent our stockholders from reselling our common stock at a profit.

        The trading price of our common stock has in the past been and could in the future be subject to significant fluctuations in response to:

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  quarterly variations in our results of operations;

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  announcements of technological innovations or new products by us, our customers or competitors;

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  our failure to achieve the operating results anticipated by analysts or investors;

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  sales or the perception in the market of possible sales of a large number of shares of our common stock by our directors, officers, employees or principal stockholders;

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  international political, socioeconomic and financial instability, including instability associated with military action in Afghanistan, Iraq or other conflicts;

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  releases or reports by or changes in security analysts' recommendations; and

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  developments or disputes concerning patents or proprietary rights or other events.

        If our net revenues and results of operations are below the expectations of investors, significant fluctuations in the market price of our common stock could occur. In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations, which have particularly affected the market prices for high technology companies and often are unrelated and disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general economic, political and market conditions, may negatively affect the market price of our common stock.

Our charter documents, Delaware law and our stockholder rights plan contain provisions that may inhibit potential acquisition bids, which may adversely affect the market price of our common stock, discourage merger offers or prevent changes in our management.

        Our board of directors has the authority to issue up to 2,000,000 shares of preferred stock and to determine the rights, preferences, privileges and restrictions, including voting rights, of the shares without any further vote or action by our stockholders. If we issue any of these shares of preferred stock in the future, the rights of shareholders of our common stock may be negatively affected. If we issue preferred stock, a change of control of our company could be delayed, deferred or prevented. We have no current plans to issue shares of preferred stock. Section 203 of the Delaware General Corporation Law restricts certain business combinations with any "interested stockholder" as defined by that statute. In addition, our certificate of incorporation and bylaws contain certain other provisions that may have the effect of delaying, deferring or preventing a change of control. These provisions include:

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  the classification of our board so that only a portion of our directors are elected each year and each director serves a three year term;

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  the elimination of actions by written consent of stockholders; and

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  the establishment of an advance notice procedure and a minimum holding requirement for stockholder proposals and director nominations to be acted upon at annual meetings of the stockholders.

        In December 2006, our board of directors adopted a stockholder rights plan with an initial term of ten years which will expire in December 2016. Under this plan, we issued a dividend of one right for each share of our common stock. Each right initially entitles stockholders to purchase one one-thousandth of a share of our preferred stock for $18.00. However, the rights are not immediately exercisable. If a person or group acquires, or announces a tender or exchange offer that would result in the acquisition of 15% of our common stock, unless the rights are redeemed by us for $0.01 per right, the rights will become exercisable by all rights holders, except the acquiring person or group, for shares of our common stock or the stock of the third party acquirer having a value of twice the right's then-current exercise price.

        These provisions are designed to encourage potential acquirers to negotiate with our board of directors and give our board of directors an opportunity to consider various alternatives to increase stockholder value. These provisions are also intended to discourage certain tactics that may be used in proxy contests. However, the potential issuance of preferred stock, our charter and bylaw provisions, the restrictions in Section 203 of the Delaware General Corporation Law and our stockholder rights plan could discourage potential acquisition proposals and could delay or prevent a change in control, which may adversely affect the market price of our stock. These provisions and plans may also have the effect of preventing changes in our management or board of directors.

We may be the subject of securities class action litigation due to future stock price volatility.

        In the past, when the market price of a stock has been volatile, holders of that stock have often initiated securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management.

THE OFFER

1.     Eligibility

        You are an "eligible service provider" if you are an employee, including all executive officers or consultants, of Catalyst Semiconductor and you remain an employee or consultant of Catalyst Semiconductor or a successor entity through the date on which the options are exchanged. Our non-employee directors are not "eligible service providers" and may not participate in this offer. Our directors and executive officers are listed on Schedule A to this offer.

        To receive a grant of new options, you must continue to be an eligible service provider of Catalyst Semiconductor or a successor entity through the new option grant date, which will be the same U.S. business day as the cancellation date. If you do not remain an active employee or consultant of Catalyst Semiconductor or a successor entity through the new option grant date, you will keep your current eligible options and they will continue on with their current exercise price and vesting schedule, and will expire in accordance with their terms. If we do not extend the offer, the new option grant date will be March 16, 2007. Unless expressly provided otherwise pursuant to a written agreement or local law, your employment with Catalyst Semiconductor will remain "at will" and can be terminated by you or us at any time, with or without cause or notice. In order to vest in your new option, you must remain an employee or other service provider through each relevant vesting date.

2.     Number of options; expiration date.

        Subject to the terms and conditions of this offer, we will accept for exchange all eligible options that are held by eligible service providers, are properly elected to be exchanged and are not validly withdrawn, before the expiration date. "Eligible options" are all outstanding and unexercised options that were granted under our 1998 Stock Plan or 2003 Stock Plan and that have a per share exercise price equal to $4.00 or higher, whether vested or unvested, to purchase Catalyst Semiconductor common stock. In order to be eligible, options must be outstanding immediately prior to the cancellation of the options under this offer. For example, if a particular option grant expires after commencement but before the expiration date of the offer, that particular option grant is not eligible for exchange.

        You may pick and choose which of your eligible option grants you wish to exchange, but each option grant that you elect to exchange must be exchanged for the entire portion that is outstanding and unexercised, except options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage). We are not otherwise accepting partial tenders of option grants. However, you may elect to exchange the remaining unexercised portion of an option grant that you have partially exercised. As a result, you may elect to exchange one or more of your option grants, but you must elect to exchange all of the unexercised shares subject to each individual grant or none of the shares for that particular grant.

        For example and except as otherwise described below, if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 2,000 shares, you may elect to exchange:

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  Your first option grant covering 300 remaining unexercised shares,

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  Your second option grant covering 1,000 shares,

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  Your third option grant covering 2,000 shares,

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  Any two of your three option grants,

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  All three of your option grants, or

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  None of your option grants.

        These are your only choices in the above example. You may not elect, for example, to exchange your first option grant with respect to options to purchase only 150 shares (or any other partial amount) under that grant or less than all of the shares under the second and third option grants.

        However, we will accept partial tenders of option grants only if that option grant is covered by a domestic relations order (or comparable legal document as the result of the end of a marriage) and which is beneficially owned by a person who is not an eligible service provider of Catalyst Semiconductor. Any portion of an option grant that is not beneficially owned by an eligible service provider may not be included in this offer to exchange (even if title to that portion of the option grant is held by an eligible service provider). However, the portion beneficially owned by the eligible service provider may be tendered in the offer to exchange if eligible; such portion must be tendered for all remaining outstanding shares.

        For instance, if you are an eligible service provider and you hold an option grant to purchase 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to exchange the portion of the option grant that you beneficially own covering the outstanding 1,500 shares or you may elect not to tender that option grant at all. This is your only choice with respect to this option grant.

        Subject to the terms of this offer and upon our acceptance of your properly exchanged options, your exchanged options will be exchanged with new options at an exchange ratio of one (1) new share for every two (2) exchanged shares you tender pursuant to this offer (subject to the new vesting requirements). Fractional shares will be rounded up to the nearest whole share on a grant by grant basis. The number of shares underlying your new option will also be adjusted for stock splits, reverse stock splits, stock dividends and other similar events that occur between the opening of this offer and the new option grant date.

        Stock options that were granted at a per share exercise price of less than $4.00 are not eligible for exchange in this offer.

        For purposes of this offer, including the exchange ratio, the term "option" generally refers to an option to purchase one (1) share of our common stock.

        Each new option will be subject to the terms of the stock incentive plan under which the exchanged option was granted, and to a new option agreement entered into between you and Catalyst Semiconductor. For employees and consultants outside the United States, the form of option agreement for new options shall be modified to comply with local laws. Exchanged options that were granted pursuant to the 1998 Stock Plan will be exchanged for new options subject to the terms of our 1998 Stock Plan and exchanged options that were granted pursuant to the 2003 Stock Plan will be exchanged for new options subject to the terms of our 2003 Stock Plan. All new options will be nonstatutory stock options for U.S. tax purposes. The current forms of the option agreement are attached as an exhibit to the Schedule TO with which this offer has been filed.

        The expiration date for this offer will be 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date shall refer to the latest time and date at which the extended offer expires. See Section 16 of this offer to exchange for a description of our rights to extend, terminate and amend the offer.

3.     Purpose of the offer.

        We believe that this offer will foster retention of our employees and consultants and better align the interests of these service providers and our stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our service providers to perform at high levels. Some of our outstanding options, whether or not they are currently exercisable, have per share exercise prices that are significantly higher than the current fair market price of our stock. These options are commonly referred to as being "underwater." By making this offer, we intend to provide eligible service providers with the opportunity to own new options that over time may have a greater potential to increase in value.

        Except as otherwise disclosed in this offer or in our SEC filings, Catalyst Semiconductor presently has no plans or proposals that relate to or would result in:

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  Any extraordinary transaction, such as a merger, acquisition, reorganization or liquidation involving Catalyst Semiconductor;

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  Any purchase, sale or transfer of a material amount of our assets;

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  Any material change in our present dividend rate or policy, our indebtedness or capitalization;

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  Any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

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  Any other material change in our corporate structure or business;

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  Our common stock being delisted from the Nasdaq Global Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

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  Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

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  The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

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  The acquisition by any person of a significant amount of our securities or the disposition of a significant amount of any of our securities; or

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  Any material change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

        As disclosed in our SEC filings, in September 2001, our board of directors authorized a program for the open market repurchase of up to 1.5 million shares of our common stock. In subsequent periods, our board of directors amended the program and authorized the purchase up to an aggregate of 3.5 million shares. Upon reaching the maximum number of shares authorized under this program, the board of directors authorized a new stock repurchase program in September 2005. We may continue to operate this program during the pendency of this offer.

        Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your own financial, legal and/or tax advisor. You must make your own decision about whether to participate in this offer.

4.     Procedures for electing to exchange options.

  Proper election to exchange options.

        Participation in this offer is voluntary. To participate in this offer, you must, in accordance with the instructions of the election form, properly complete, sign and deliver the election form to Rosa Vasquez, our Human Resources Manager via facsimile to +1 (408) 542-1406, by hand or by Federal Express (or similar delivery service) to Catalyst Semiconductor, Inc., 2795 Stender Way, Santa Clara, California 95054 U.S.A., along with any other required documents. Your election form must list each eligible option grant that you wish to have exchanged. A list of your outstanding option grants is provided with this offer to exchange. If you hold an option that is not listed, the option is not an eligible option. Rosa Vasquez must receive the properly completed and signed election forms before the expiration date. The expiration date will be 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007, unless we extend the offer.

        Except as noted in Section 5, your election to participate becomes irrevocable after 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007, unless we extend the offer past that time, in which case your election will become irrevocable after the new expiration date. You may change your mind after you have submitted an election form and withdraw some or all of your exchanged options from the offer at any time before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date.

        If you submit an election form, and then decide that you would like to elect to exchange additional options, you must submit a new election form to Rosa Vasquez by the expiration date. This new election form must be signed and dated after your original election form and must be properly completed. This new election form must also list all of the option grants that you wish to tender for exchange (including those listed on your original form), because your original election form will no longer be valid. You may submit new election forms as often as you wish prior to the expiration date, but you will be bound by the last properly submitted election or withdrawal form we receive prior to the election date.

        The delivery of all documents, including election forms, is at your risk. We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, you must confirm that we have received your election form and/or any withdrawal form. Only responses that are complete, signed and actually received by Rosa Vasquez by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post), are not permitted.

        This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form, that are ineligible or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we intend to accept all properly tendered options promptly after the expiration of this offer.

        Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect to be March 16, 2007, promptly following the expiration of the offer.

  Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

        We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options tendered for exchange that we determine are not in appropriate form, that are ineligible or that we determine are unlawful to accept. We intend to accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular optionholder, provided that if we grant any such waiver, it will be granted with respect to all similarly situated optionholders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering optionholder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

  Our acceptance constitutes an agreement.

        Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between Catalyst Semiconductor and you upon the terms and subject to the conditions of this offer.

5.     Withdrawal rights and changes of elections.

        You may withdraw some or all of the options that you previously elected to exchange only in accordance with the provisions of this section.

        You may withdraw some or all of the options that you previously elected to exchange at any time before the expiration date, which is expected to be 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007. If we extend the offer, you may withdraw your options at any time until the extended expiration date.

        In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, if we have not accepted your options by 5:00 p.m., U.S. Pacific Standard Time, on April 16, 2007, you may withdraw your options at any time thereafter.

        To validly withdraw some or all of the options that you previously elected to exchange, you must deliver to Rosa Vasquez via facsimile to +1 (408) 542-1406, by hand or Federal Express (or similar delivery service) to Catalyst Semiconductor, Inc., 2795 Stender Way, Santa Clara, California 95054 U.S.A., along with any other required documents, in accordance with the procedures listed in Section 4 above, a signed and dated withdrawal form with the required information, while you still have the right to withdraw the options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date.

        You may not rescind any withdrawal. All options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange all eligible options before the expiration date. To re-elect to exchange some or all of your withdrawn options, you must submit a new election form to Rosa Vasquez before the expiration date by following the procedures described in Section 4 of this offer to exchange. This new election form must be properly completed, signed and dated after your previous election form and after your withdrawal form and must include all options you intend to elect as your prior election will be voided.

        If you do not wish to withdraw any options from the offer, but would like to elect to tender additional options for exchange, you must submit a new election form to Rosa Vasquez before the expiration date by following the procedures described in Section 4 of this offer to exchange. This new election form must be signed and dated after your original election form. It must be properly completed and must list all of the options you wish to tender for exchange (including those listed in your prior elections) because your original election form will no longer be valid. You may submit new election forms as often as you wish prior to the expiration date, but you will be bound by the last properly submitted election or withdrawal form we receive prior to the election date.

        Neither we nor any other person is obligated to give you notice of any defects or irregularities in any withdrawal form or any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal forms and new election forms. Our determination of these matters will be final and binding.

        The delivery of all documents, including any withdrawal forms and any new election forms, is at your risk. We intend to confirm the receipt of your withdrawal form and/or any election form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, you must confirm that we have received your withdrawal form and/or any election form. Only responses that are complete, signed and actually received by Rosa Vasquez by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post), are not permitted.

6.     Acceptance of options for exchange and issuance of new options.

        Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange under this offer and not validly withdrawn before the expiration date. Once your options are cancelled, you will no longer have any rights under the exchanged options. In addition, as discussed in Sections 9 and 14 of this offer to exchange, your new options will be treated as nonstatutory stock options for U.S. tax purposes as a result of the exchange, regardless of whether your eligible options were incentive stock options or nonstatutory stock options for U.S. tax purposes. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be March 16, 2007.

        For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, e-mail or other method of communication. Subject to our rights to terminate the offer, discussed in Section 16 of this offer to exchange, we currently expect that we will accept promptly after the expiration date all properly tendered options that are not validly withdrawn.

        We will grant the new options on the new option grant date, which is the same U.S. business day as the cancellation date. We expect the new option grant date to be March 16, 2007. Each new option will be granted subject to the terms of the stock incentive plan under which the exchanged option was granted and to a new option agreement between you and Catalyst Semiconductor. The number of shares you may purchase under your new option will be reduced so that each new option will cover one (1) new share for every two (2) exchanged shares that you tender pursuant to this offer in accordance with Section 2 of this offer to exchange. New options will be subject to the vesting schedule and other terms described in Section 9 of this offer to exchange. Promptly after the expiration date, we will send you your new option grant paperwork.

        If, for any reason, you are no longer an eligible service provider on the new option grant date, we will not accept your tender of options, any exchanged options you tendered will not be cancelled and you will not receive any new options.

        Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.

7.     Conditions of the offer

        If Catalyst Semiconductor is acquired or agrees to be acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your existing option agreement and you will receive no new options. Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

  •
  there shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

  •
  any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this offer to exchange for a description of the contemplated benefits of the offer to us);

  •
  there shall have occurred:

  –
  any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over the counter market in the United States;

  –
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

  –
  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States;

  –
  in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average, the Nasdaq Composite Index, the NYSE Index or the Standard & Poor's 500 Index from the date of commencement of the exchange offer;

  –
  the commencement or continuation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the offer;

  –
  if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the exchange offer; or

  •
  a tender or exchange offer, other than this offer to exchange options by us, for some or all of our shares of outstanding common stock, or the definitive agreement to or occurrence of a merger, acquisition or other business combination proposal involving us, has been proposed, announced or made by another person or entity or has been publicly disclosed or we have learned that:

  –
  any person, entity or group has purchased all or substantially all of our assets;

  –
  nay person, entity or "group" within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer;

  –
  any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 1% of our outstanding shares;

  –
  any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options; or

    –
    any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;

  •
  there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12);

  •
  any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

  •
  any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this offer to exchange for a description of the contemplated benefits of the offer to us); or

  •
  any rules or regulations by any governmental authority, the National Association of Securities Dealers, the Nasdaq Stock Market or other regulatory or administrative authority or any national securities exchange have been enacted, enforced or deemed applicable to Catalyst Semiconductor.

        If any of the above events occur, we may:

  •
  terminate the offer and promptly return all tendered eligible options to tendering holders;

  •
  complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended exchange offer expires;

  •
  amend the terms of the offer; or

  •
  waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

        The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.     Price range of shares underlying the options.

        Our common stock is traded on the Nasdaq Global Market under the symbol "CATS." The following table shows, for the periods indicated, the high and low sales price per share of our common stock as reported on the Nasdaq Global Market for the periods indicated.

	High	Low
Fiscal Year Ending April 29, 2007
4th Quarter (through February 13, 2007)	$3.58	$3.44
3rd Quarter	3.70	3.13
2nd Quarter	3.70	3.20
1st Quarter	5.01	3.23
Fiscal Year Ended April 30, 2006
4th Quarter	5.05	4.70
3rd Quarter	5.20	4.50
2nd Quarter	5.19	4.30
1st Quarter	5.06	4.16
Fiscal Year Ended May 1, 2005
4th Quarter	5.44	4.13
3rd Quarter	6.42	5.00
2nd Quarter	6.20	4.30
1st Quarter	8.40	5.40

        On February 13, 2007, the closing sale price of our common stock, as reported by the Nasdaq Global Market was $3.44 per share.

        You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.     Source and amount of consideration; terms of new options.

  Consideration.

        We will issue new options in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered eligible options, you will be entitled to receive new options covering the number of shares based on the exchange ratio in Section 2 of this offer to exchange. Fractional shares will be rounded up to the nearest whole share on a grant by grant basis.

        If we receive and accept tenders from eligible service providers of all options eligible to be tendered, subject to the terms and conditions of this offer, we will grant new options to purchase a total of approximately 1,546,832 shares of our common stock, or approximately 9.4% of the total shares of our fully-diluted capitalization as of January 31, 2007.

  General terms of new options.

        Each new option will be subject to the terms of the stock incentive plan under which the exchanged option was granted and to a new option agreement between you and Catalyst Semiconductor. For employees and consultants outside of the United States, the form of option agreement shall be modified to comply with local laws. The terms and conditions of your new options may vary from the terms and conditions of your exchanged options, but such changes generally will not substantially and adversely affect your rights, except that the number of shares, the vesting schedule and exercise price of your new option will differ from your exchanged option, as described below. In addition, as discussed below, your new options will be treated as nonstatutory stock options (for U.S.

tax purposes) as a result of the exchange, regardless of whether your eligible options were incentive stock options or nonstatutory stock options. Finally, if you are resident in the People's Republic of China, you must purchase the shares underlying your new option solely by means of a cashless, sell-all exercise.

        All new options will be granted as nonstatutory stock options (for U.S. tax purposes) regardless of whether the exchanged options they replace are incentive stock options for purposes of the U.S. Internal Revenue Code or nonstatutory stock options.

        The following description summarizes the material terms of our 1998 Stock Plan and 2003 Stock Plan (together, referred to as the "Plans"). Our statements in this offer to exchange concerning the Plans and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plans, the form(s) of option agreement under each Plan, which have been filed as exhibits to the Schedule TO of which this offer is a part. Please contact us at Catalyst Semiconductor, Inc., 2975 Stender Way, Santa Clara, California 95054 U.S.A., Attention: Rosa Vasquez (telephone: +1 (408) 542-1051), to receive a copy of any of these documents. We will promptly furnish you copies of these documents upon request at our expense.

  The Plans.

        The Plans permit the granting of incentive stock options and nonstatutory stock options, as well as other types of equity awards; all new options granted under the offer will be nonstatutory stock options for U.S. tax purposes. The maximum number of common shares subject to options currently outstanding under our 1998 Stock Plan was approximately 416,987 shares as of January 31, 2007. As of January 31, 2007, the maximum number of shares available for future issuance under the 1998 Stock Plan was 95,210. The maximum number of common shares subject to options currently outstanding under our 2003 Stock Plan was approximately 5,510,945 shares as of January 31, 2007. As of January 31, 2007, the maximum number of shares available for future issuance under the 2003 Stock Plan was 185,005.

        The Plans are administered by our board of directors or a committee appointed by our board of directors, which we refer to as the administrator. Subject to the other provisions of the Plans, the administrator has the power to determine the terms, conditions and restrictions of the new options granted, including the number of new options, the form of payout and the vesting criteria.

  Exercise price.

        The exercise price of stock options granted under the Plans generally is determined by the administrator. The exercise price per share of the new options will be the fair market value of our common stock on the new option grant date, which is expected to be March 16, 2007. The fair market value will be equal to the closing price of our stock on the Nasdaq Global Market on the new option grant date. As a result, we cannot predict the exercise price of the new options.

  Vesting.

        The vesting applicable to options granted under our Plans generally is determined by the administrator in accordance with the terms of the relevant Plan. Each new option under this offer will be subject to a new vesting schedule, regardless of whether the exchanged options were fully or partially vested. Each new option will vest as to 1/36th of the shares subject to the new option each month commencing one month after the new option grant date. Vesting is subject to your continued service to us on each relevant vesting date.

        We will make minor modifications to the vesting schedule of any new options to eliminate fractional vesting (such that a whole number of new options will vest on each vesting date); this will be done by rounding down to the nearest whole number of new options that will vest on a particular vesting date.

        Example #1:    An employee's option to purchase 1,800 shares is exchanged for a new option to purchase 900 shares, which is granted on the scheduled new option grant date of March 16, 2007. The new option will vest as follows:

  Exchanged option:

        Number of exchanged options:    1,800

  New options:

        Number of new options:    900 new options (based on a one for two ratio applicable to all eligible service providers)

        Vested on new option grant date:    None

        Vesting schedule of the new options:    1/36th of the shares subject to the new options (25 shares) will vest each month beginning on April 16, 2007, subject to the employee's continued service to us through each relevant vesting date. The total vesting schedule is three (3) years from the new option grant date.

        In addition, in order to mirror the terms of options granted to our officers in the last few years, any new options granted to the executive officers listed in Schedule A pursuant to the 2003 Stock Plan will receive additional vesting and an extended period of exercise if they are terminated under certain conditions. Specifically, if such an executive officer, other than Mr. Voicu, is terminated without cause (and other than as a result of his or her death or disability) or the officer resigns for good reason within twelve months following a change in control of Catalyst Semiconductor, and if the officer signs and does not revoke a release of claims, then all of the unvested shares subject to any new option held by him or her will vest and the new option will remain exercisable for one year following the officer's termination (but not later than the expiration of the new option term). However, the new options held by each of these officers will terminate immediately if he or she engages in competition or solicitation during this one-year period. If Mr. Voicu, our President and Chief Executive Officer, is terminated involuntarily or without cause or resigns for good reason, and he signs and does not revoke a release of claims, any new options granted to him will vest as to the greater of the number of shares subject to the option that would have otherwise vested over the next twelve months had he remained and employee or 50% of the unvested shares subject to the new option, and the new option will remain exercisable for one year following his termination (but not later than the expiration of the option term). In addition, if in connection with a change in control Mr. Voicu is not made the Chief Executive Officer of the successor or does not remain employed as Chief Executive Officer of Catalyst Semiconductor, then all unvested shares subject to any new option held by him will vest and will remain exercisable for the length of time equal to the longest period for which any stock options granted to any non-employee director are exercisable following the change in control (but not later than the expiration of the new option term). However, any new options held by Mr. Voicu will terminate immediately if he engages in competition or solicitation during the twelve months following his termination of employment and Catalyst Semiconductor will have the right to reclaim ownership of any shares purchased under the new option for which vesting was accelerated in accordance with the above.

  Payment of the Exercise Price.

        The payment of the exercise price of the option will be in cash or other means set forth in the option agreement at the time of grant. If you are a resident of the People's Republic of China, the payment of the exercise price will be solely in the form of a cashless, sell-all exercise due to certain regulatory restrictions.

  Term of options.

        The term of options granted under the Plans generally is as stated in the option agreement. All new options granted pursuant to this offer will generally be ten (10) years from the date of grant of the new options. In each case, new options will expire earlier upon your termination of active employment or service with Catalyst Semiconductor.

  Termination of employment before the new option grant date.

        If, for any reason, you are no longer an active employee or consultant of Catalyst Semiconductor on the new option grant date, your tendered options will not be exchanged. Instead, you will keep your current eligible options and they will continue on until they expire in accordance with their current terms and will continue to be subject to their current exercise prices and vesting schedules. Unless expressly provided otherwise pursuant to a written agreement, your employment with Catalyst Semiconductor will remain "at will" regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice.

  Termination of employment after the new option grant date.

        Options under the Plans generally are exercisable, to the extent vested, for 90 days from the date of termination if your active employment terminates for a reason other than your death or disability. If the your employment terminates by reason of death or disability, you or your personal representatives, heirs or legatees generally shall have one (1) year from the date of termination to exercise the vested portion, if any, of the new option. Officers listed in Schedule A also will be subject to extension of the exercise period in certain circumstances, as described in "Vesting" above. If your employment terminates before any new options vest, you will not be able to exercise any of your new options. In no event may you exercise any option after the expiration of its term.

  Adjustments upon certain events.

        Events occurring before the new option grant date.    Although we are not anticipating any such merger or acquisition, if we enter into a definitive agreement to complete or do complete a merger, reorganization or consolidation with or acquisition by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the option plan under which they were granted and your option agreement. Further, if Catalyst Semiconductor enters into an agreement to be or is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your existing options will not be cancelled. Instead, your existing options and your rights under them will remain intact, including with the original exercise price and vesting schedule, and will remain exercisable for the time period set forth in your option agreement. If Catalyst Semiconductor is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the purchase price or number of shares that will be subject to the new options. Under such circumstances, the type of security and the number of shares covered by your new option award would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquiror's common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new options if no acquisition had occurred. There also may be tax consequences to you in the event there is an adjustment of the type of security or number of shares underlying your option.

        A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options, either as a result of the new options' vesting schedule, exchange ratio or exercise price.

        Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the new option grant date means that the tender of your options will not be accepted, you will keep your exchanged options in accordance with their original terms, and you will not receive any new options or other benefit for your exchanged options other than in accordance with the terms of the applicable Plan.

        Events occurring after the new option grant date.    Our Plans generally provide that if a change in our capitalization, such as a stock split, reverse stock split, stock dividend, combination or reclassification or other similar event, occurs after the new option grant date, an appropriate adjustment will be made to the number and per share purchase price of shares subject to each new option, without any change in the aggregate purchase price.

        The 1998 Stock Plan provides that we liquidate or dissolve, your outstanding new options will terminate immediately before the consummation of the liquidation or dissolution. The administrator may, however, provide that any new option may become fully vested, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

        The 1998 Stock Plan generally provides that if we merge or if our property or stock is acquired by another corporation, each new option may be assumed by the successor corporation or an equivalent stock option may be substituted for the new option by the successor corporation. If a new option is not so assumed or substituted for, the administrator will notify the participant that the new options accelerate and become fully exercisable for a period of time, after which the options terminate.

        The 2003 Stock Plan generally provides that if we merge or are party to a reorganization, new options will be subject to the agreement of merger or reorganization which may provide, without limitation, for assumption of continuation of outstanding new options, accelerated vesting of new options or for their cancellation with or without consideration.

  Transferability of new options.

        As with existing options, new options generally may not be transferred, other than by will or the laws of descent and distribution. In the event of your death, any person who acquires the right to exercise the new options by bequest or inheritance may exercise issued and vested options.

  Registration of shares underlying new options.

        All of the shares of Catalyst Semiconductor common stock issuable upon exercise of new options have been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Catalyst Semiconductor for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your new options free of any transfer restrictions under applicable U.S. securities laws.

  U.S. federal income tax consequences.

        If you are subject to taxes in the United States, you should refer to Section 14 of this offer to exchange for a discussion of the U.S. federal income tax consequences of the new options and exchanged options, as well as the consequences of accepting or rejecting this offer.

        If you are subject to taxes outside the United States, you should refer to Section 15 and Schedules C through L of this offer to exchange for a discussion of income tax and social insurance consequences of the exchange of options and the grant of new options in those jurisdictions, as well as the consequences of accepting or rejecting this offer.

        If you are a citizen or resident of multiple jurisdictions, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your own financial, legal and/or tax advisors to discuss the consequences to you of this transaction.

10.   Information concerning Catalyst Semiconductor

        We incorporated in California in October 1985. In May 1993, we reincorporated in Delaware. Our principal executive offices are located at 2975 Stender Way, Santa Clara, California 95054 and our telephone number is +1 (408) 542-1000 and our website is www.catsemi.com. Information contained on or accessible through our website does not constitute a part of this offering circular. Questions regarding how to participate in this offering should be directed to Rosa Vasquez at Catalyst Semiconductor at +1 (408) 542-1000.

        We design, develop and market a broad line of reprogrammable non-volatile memory products and analog/mixed-signal products. Our products are used by manufacturers of electronic products in a wide range of consumer, computing, communications, industrial and automotive applications. We focus on high volume markets for our cost effective, high quality products. We have been a committed long-term supplier of memory products for the past two decades even through periods of tight manufacturing capacity and cyclical market downturns. We are leveraging our extensive experience in high volume, reprogrammable memory products to develop complementary analog/mixed-signal products that offer our customers a more complete system solution. We supply semiconductor products in high volumes to our diverse customer base of more than 3,000 customers and shipped approximately 104 million units on average in each of the last four fiscal quarters.

        We outsource the fabrication of our products to third party foundries for a high quality, efficient and long term supply of our products. We focus our internal efforts on product design, testing, marketing and sales. We have strengthened and expanded the expertise of our research and development team by establishing our own engineering center in Bucharest, Romania and by hiring additional experienced engineers in Romania and in our Santa Clara, California headquarters. We continue to make substantial investments in research and development to advance our non-volatile memory products, as well as to broaden our product line of analog/mixed-signal products.

        Our fiscal year ends on the Sunday closest to April 30 of each year. We refer to the fiscal year ended April 28, 2002 as fiscal 2002, the fiscal year ended April 27, 2003 as fiscal 2003, the fiscal year ended May 2, 2004 as fiscal 2004, the fiscal year ended May 1, 2005 as fiscal 2005 and the fiscal year ended April 30, 2006 as fiscal 2006. Fiscal 2007 will end on April 29, 2007. For presentation purposes only, we refer in this offering circular to April 30 as the end of each fiscal year.

        The financial information included in our annual report on Form 10-K for the fiscal year ended April 30, 2006 and our quarterly report on Form 10-Q for the fiscal quarter ended October 29, 2006 is incorporated herein by reference. Please see Section 18 of this offer to exchange entitled, "Additional information," for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

        We had a book value per share of $3.58 on October 26, 2007. We have no fixed charges.

11.   Interests of directors and executive officers; transactions and arrangements concerning the options.

        A list of our directors and executive officers is attached to this offer to exchange as Schedule A. The non-employee members of our board of directors may not participate in this offer. As of January 31, 2007, our executive officers and directors (11 persons) as a group held options unexercised and outstanding under our 1998 Stock Plan to purchase a total of 396,987 of our shares, which represented approximately 95.2% of the shares subject to all options outstanding under our 1998 Stock Plan as of that date. As of January 31, 2007, our executive officers and directors as a group held options unexercised and outstanding under our 2003 Stock Plan to purchase a total of 2,490,546 of our shares, which represented approximately 45.2% of the shares subject to all options outstanding under our 2003 Stock Plan as of that date.

        The following tables below sets forth the beneficial ownership of each of our executive officers and directors of options under the 1998 Stock Plan and the 2003 Stock Plan. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase shares of our common stock under our 1998 Stock Plan, which was 416,987 as of January 31, 2007, our 2003 Stock Plan, which was 5,510,945 as of the same date and the 2003 Director Option Plan, which was 270,000 as of the same date. Our executive officers, but not our non-employee directors, are eligible to participate in the offer.

Name	Position	Number of Shares Covered by Outstanding Options Granted Under the Plans	Percentage of Total Outstanding Options Under the Plans
Gelu Voicu	President, Chief Executive Officer and Director	1,112,046	17.9%
Thomas E. Gay III	Vice President, Finance and Administration and Chief Financial Officer	399,487	6.4
Sorin Georgescu	Vice President, Technology Development	340,000	5.5
Irvin W. Kovalik	Vice President, Sales	360,000	5.8
George Smarandoiu	Vice President, Product Design	246,000	4.0
Scott Brown	Vice President, Analog/Mixed Signal Product	200,000	3.2
Daniel Hauck	Vice President, Worldwide Sales	150,000	2.4
Henry C. Montgomery*	Director	120,000	1.9
Roland Duchâtelet*	Director	85,000	1.4
Garrett A. Garrettson*	Director	60,000	1.0
Glen G. Possley*	Director	70,000	1.1

*
Not eligible to participate in the offer.

**
Less than 1%.

        In the 60 days prior to and including January 31, 2007, our directors and executive officers had no transactions related to the purchase and sale of our common stock other than the grant of an option to purchase 150,000 shares at $3.66 per share to Daniel Hauck on January 15, 2007 and two grants of restricted stock totaling 70,000 shares to Gelu Voicu on January 2, 2007.

        Except as described above in Section 3 to this offer to exchange and grants of stock options to employees who are not directors or executive officers, there have been no transactions in our common stock or in options to purchase our common stock that were effected during the past 60 days by us or, to our knowledge, by any director, executive officer, or affiliate of Catalyst Semiconductor. In addition, except as otherwise described above and other than restricted stock awards and outstanding options to purchase common stock granted from time to time to certain of our employees (including executive officers) and non-employee directors pursuant to the 2003 Director Stock Option Plan, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to this offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations). In addition, while our non-employee directors are not eligible to participate in this option exchange, we expect that these individuals and many employees eligible to participate in the option exchange may, consistent with the Company's past practice, receive additional stock option grants. Our non-employee directors are expected to receive annual stock option grants, in May 2007.

12.   Status of options tendered in the offer; accounting consequences of the offer.

        Options that we acquire through the offer and that were granted under our 1998 Stock Plan and the 2003 Stock Plan will be cancelled and the shares subject to those options will be returned to the pool of shares available for grants of new awards under our 1998 Stock Plan and the 2003 Stock Plan, respectively. To the extent shares returning to these plans are not fully reserved for issuance upon exercise of the new options to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible plan participants, respectively, without further stockholder action, except as required by applicable law or the rules of the Nasdaq National Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

        The offer is considered a repricing of options with respect to all eligible options that are exchanged. As a result, the Company expects to record additional stock-based compensation as a charge against earnings based on the fair value of the new options as of the new option grant date.

        Options which were eligible but not tendered in this offer and accepted for replacement will retain their original term, which is generally ten (10) years, subject to earlier expiration of the option upon the occurrence of certain events, such as the optionee's termination of employment or service.

13.   Legal matters; regulatory approvals.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept exchanged options for exchange and to issue new options is subject to the conditions described in Section 7 of this offer to exchange.

        If we are prohibited by applicable laws or regulations from granting new options on the new option grant date, we will not grant any new options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the new option grant date we will not grant any new options and you will not receive any benefit for the options you tendered and your eligible options will not be accepted for exchange.

14.   Material United States federal income tax consequences.

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of options pursuant to the offer for those employees subject to U.S. federal income tax. This discussion is based on the U.S. Internal Revenue Code, its legislative history, treasury regulations thereunder and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of optionholders. If you are a citizen or a resident of the United States, but are also subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. We strongly recommend that you consult with your own financial, legal and/or tax advisors to discuss the consequences to you of this transaction.

        Optionholders who exchange outstanding options for new options should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

        The new options granted in exchange for your exchanged options will be nonstatutory stock options for purposes of the U.S. Internal Revenue Code, regardless of whether the options you surrendered were incentive stock options or nonstatutory stock options.

        We recommend that you consult your own tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

  Nonstatutory Stock Options.

        Under current law, an optionholder will not realize taxable income upon the grant of a nonstatutory stock option. However, when an optionholder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise generally will be compensation income taxable to the optionholder.

        We will be entitled to an income tax deduction equal to the amount of compensation income taxable to the optionholder if we comply with eligible reporting requirements.

        Upon disposition of the shares, any gain or loss is treated as capital gain or loss. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option will constitute wages for which tax withholding will be required.

        Note that as a result of the American Jobs Creation Act of 2004, options amended in a certain manner or granted with an exercise price that was lower than the fair market value of the underlying shares at the time of grant may be taxable to you before you exercise your option. This new law provides that most nonstatutory stock options issued with an exercise price less than the fair market value of the underlying stock on the date of grant ("discount options") must have fixed exercise dates to avoid early income recognition and an additional 20% tax, plus interest charges. If you hold discount nonstatutory stock options that vested or are scheduled to vest after December 31, 2004, you will likely be subjected to unfavorable tax consequences that may not have existed at the time of the grant of the option.

  Incentive Stock Options.

        If you exchange any incentive stock options in this offer, they will be replaced with nonstatutory stock options for U.S. tax purposes. The following summary is to remind you of the material U.S. federal tax consequences that typically apply to incentive stock options. Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder's alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder's death or disability, if an option is exercised more than three (3) months after the option holder's termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

        If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

  •
  more than two years after the date the incentive stock option was granted; and

  •
  more than one year after the date the incentive stock option was exercised.

        If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

        If the disposition is not qualifying, which we refer to as a "disqualifying disposition," the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.

        Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

        Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

        We recommend that you consult your own tax advisor with respect to the federal, state and local tax consequences of participating in the offer.

15.   Material non-United States tax consequences.

        Schedules C though L attached hereto provide a general summary of the material non-U.S. tax and social insurance consequences of the exchange of options pursuant to the offer for those service providers subject to tax and social insurance contributions outside the United States. The tax and social insurance laws are complex and change frequently and occasionally on a retroactive basis. As a result, the information contained in this offer may be out of date at the time you receive new options or sell any shares of Catalyst Semiconductor common stock that you acquire. You are advised to seek appropriate professional legal and tax advice as to how the tax and other laws in your country apply to your specific situation.

16.   Extension of offer; termination; amendment.

        We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this offer to exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will notify you by issuing a press release, e-mail or other form of communication no later than 6:00 a.m., U.S. Pacific Standard Time, on the next U.S. business day after the previously scheduled expiration date.

        We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this offer to exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of tendered options is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

        Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this offer to exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to eligible service providers or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement, but before the expiration of this offer, that particular option grant is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual expiration date under the extended offer, that option would not be eligible for exchange.

        The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer's period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

        For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

17.   Fees and expenses.

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

18.   Additional information.

        This offer to exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to tender your options for exchange:

  1.
  Our definitive proxy statement on Schedule 14A for our 2006 annual meeting of stockholders, filed with the SEC on August 28, 2006;

  2.
  Our quarterly reports on Form 10-Q for our fiscal quarters ended October 29, 2006 and July 30, 2006, filed with the SEC on December 8, 2006 and September 12, 2006, respectively;

  3.
  Our annual report on Form 10-K for our fiscal year ended April 30, 2005, filed with the SEC on July 31, 2006;

  4.
  Our current reports on Form 8-K filed with the SEC on October 25, 2006, December 4, 2006 and December 28, 2006; and

  5.
  The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 24, 1993 and any further amendment or report filed thereafter for the purpose of updating such description.

  6.
  The description of our Series A Participating Preferred Stock Rights contained in our registration statement on Form 8-A/A filed with the SEC on December 28, 2006 and any further amendment or report filed thereafter for the purpose of updating such description.

        These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC's public reference room at 100 F Street, NE, Room 1580, Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

        Each person to whom a copy of this offer to exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Catalyst Semiconductor, Inc., 2975 Stender Way, Santa Clara, California 95054 U.S.A., Attention: Rosa Vasquez, or telephoning Rosa Vasquez at +1 (408) 542-1051.

        As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this offer to exchange, you should rely on the statements made in the most recent document.

        The information contained in this offer to exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

19.   Financial statements.

        Attached as Schedule B to this offer is our financial information included in our quarterly report on Form 10-Q for our fiscal quarter ended October 29, 2006 and in our annual report on Form 10-K for our fiscal year ended April 30, 2006. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 18 of this offer to exchange.

20.   Miscellaneous.

        We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the optionholders residing in such jurisdiction.

        We have not authorized any person to make any recommendation on our behalf as to whether you should elect exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this offer to exchange and in the related option exchange program documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Catalyst Semiconductor, Inc.
February 14, 2007

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF CATALYST SEMICONDUCTOR, INC.

        The directors and executive officers of Catalyst Semiconductor, Inc. are set forth in the following table:

Name	Position and Offices Held
Gelu Voicu	President, Chief Executive Officer and Director
Thomas E. Gay III	Vice President, Finance and Administration and Chief Financial Officer
Sorin Georgescu	Vice President, Technology Development
Irvin W. Kovalik	Vice President, Sales
George Smarandoiu	Vice President, Product Design
Scott Brown	Vice President, Analog/Mixed Signal Product
Daniel Hauck	Vice President, Worldwide Sales
Henry C. Montgomery*	Director
Roland Duchâtelet*	Director
Garrett A. Garrettson*	Director
Glen G. Possley*	Director

*
Not eligible to participate in the offer.

        The address of each executive officer and director is: c/o Catalyst Semiconductor, Inc., 2975 Stender Way, Santa Clara, California 95054 U.S.A.

A-1

SCHEDULE B

FINANCIAL INFORMATION
OF CATALYST SEMICONDUCTOR, INC. AND ITS SUBSIDIARIES

Part I.  Financial Information
Item 1.  Financial Statements

CATALYST SEMICONDUCTOR, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	October 31, 2006	April 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$9,142	$7,730
Short-term investments	14,870	21,409
Accounts receivable, net	11,257	9,502
Inventories	14,684	14,262
Deferred tax assets	2,771	2,771
Other current assets	617	484

Total current assets	53,341	56,158

Property and equipment, net	11,331	9,408
Deferred tax assets	4,759	4,759
Other assets	60	95

Total assets	$69,491	$70,420

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,196	$7,453
Accounts payable — related parties	92	143
Accrued expenses	2,947	3,002
Deferred gross profit on shipments to distributors	2,053	2,292

Total current liabilities	11,288	12,890

Commitments and contingencies (Note 8)
Stockholders' equity:
Preferred stock, $0.001 par value, 2,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value, 45,000 shares authorized; 22,839 shares issued and 16,262 shares outstanding at October 31, 2006 and 22,808 shares issued and 16,350 shares outstanding at April 30, 2006	23	23
Additional paid-in-capital	71,605	70,461
Treasury stock, 6,577 shares at October 31, 2006 and 6,458 shares at April 30, 2006	(27,089)	(26,672)
Retained earnings	13,676	13,759
Accumulated other comprehensive loss	(12)	(41)

Total stockholders' equity	58,203	57,530

Total liabilities and stockholders' equity	$69,491	$70,420

See accompanying notes to the unaudited condensed consolidated financial statements.

CATALYST SEMICONDUCTOR, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2005	2006	2005
	(In thousands, except per share data)
Net revenues	$16,310	$16,931	$31,535	$31,607
Cost of revenues(A)	10,523	10,493	20,844	19,451

Gross profit	5,787	6,438	10,691	12,156
Operating expenses:
Research and development(A)	1,937	1,976	3,826	3,801
Selling, general and administrative(A)	3,828	3,352	7,760	6,716

Income (loss) from operations	22	1,110	(895)	1,639
Interest income and other, net	325	266	644	479

Income (loss) before income taxes	347	1,376	(251)	2,118
Income tax provision (benefit)	171	449	(168)	696

Net income (loss)	$176	$927	$(83)	$1,422

Net income (loss) per share:
Basic	$0.01	$0.05	$(0.01)	$0.08

Diluted	$0.01	$0.05	$(0.01)	$0.08

Weighted average common shares outstanding:
Basic	16,284	16,919	16,317	16,785

Diluted	17,118	18,274	16,317	18,214

(A)
Results for the three and six months ended October 31, 2006 and 2005 include stock-based compensation expense as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2005	2006	2005
	(In thousands)
Cost of revenues	$13	$—	$25	$—
Research and development	176	—	359	—
Selling, general and administrative	339	—	752	—

See accompanying notes to the unaudited condensed consolidated financial statements.

CATALYST SEMICONDUCTOR, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended October 31,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$(83)	$1,422
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	928	898
Stock-based compensation	1,136	—
Net provision for excess and obsolete inventory	547	543
Loss on disposal of property and equipment	46	—
Tax benefits of options	—	411
Changes in assets and liabilities:
Accounts receivable	(1,755)	(2,308)
Inventories	(969)	1,080
Other assets	(98)	61
Accounts payable (including related parties)	(1,308)	556
Accrued expenses	(55)	(502)
Deferred gross profit on shipments to distributors	(239)	(119)

Net cash provided by (used in) operating activities	(1,850)	2,042

Cash flows from investing activities:
Purchases of short-term investments	(12,825)	(11,756)
Proceeds from sales and maturities of short-term investments	19,393	16,571
Acquisitions of property and equipment	(2,897)	(1,033)

Net cash provided by investing activities	3,671	3,782

Cash flows from financing activities:
Common stock issuances	8	739
Treasury stock purchases	(417)	(1,685)

Net cash used in financing activities	(409)	(946)

Net increase in cash and cash equivalents	1,412	4,878
Cash and cash equivalents at beginning of the period	7,730	10,978

Cash and cash equivalents at end of the period	$9,142	$15,856

See accompanying notes to the unaudited condensed consolidated financial statements.

CATALYST SEMICONDUCTOR, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

        Catalyst Semiconductor, Inc. (the "Company"), was founded in October 1985, and designs, develops and markets a broad line of reprogrammable non-volatile memory and analog/mixed-signal products.

        In the opinion of the management of the Company, the unaudited condensed consolidated interim financial statements included herein have been prepared on the same basis as the Company's April 30, 2006 audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary to fairly state the information set forth herein. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended April 30, 2006. The year-end condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America ("U.S. GAAP").

        The Company's fiscal year is the 52 or 53-week period ending on the Sunday closest to April 30. In a 52 week year, each fiscal quarter consists of 13 weeks. Fiscal year 2006 was comprised of 52 weeks. Fiscal year 2007 will be comprised of 52 weeks. For ease of presentation, all periods are presented as if they ended on month end. All references to the quarter refer to the Company's fiscal quarter. The fiscal quarter covered by this report ended on October 29, 2006.

  Principles of Consolidation

        The consolidated financial statements include the accounts of Catalyst Semiconductor, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

  Uses of Estimates

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates in these financial statements include inventory valuation, stock compensation, deferral of gross profit on shipments of inventory not sold by the distributors at the end of the period, reserves for stock rotation on sales to distributors, the original equipment manufacturers ("OEMs") sales return reserve, reserve for warranty costs, allowances for doubtful accounts receivable and income taxes. Actual results could differ from those estimates.

Note 2—Significant Accounting Policies

  Cash and Cash Equivalents

        All highly liquid investments purchased with an original maturity of three months or less are considered cash equivalents.

  Short-term Investments

        All of the Company's short-term investments are classified as available-for-sale. Investments in available-for-sale securities are reported at fair value with unrealized gains and losses, being recorded net of related tax, as a component of accumulated other comprehensive income (loss).

  Accounts Receivable

        The Company's accounts receivable are reported net of an allowance for doubtful accounts. The Company estimates the collectibility of its accounts receivable at the end of each reporting period. The Company analyzes the aging of accounts receivable and bad debt history, payment history, customer concentration, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts, which is created by charges to selling, general and administrative expenses in the condensed consolidated statements of operations.

  Fair Value of Financial Instruments

        The Company measures its financial assets and liabilities in accordance with U.S. GAAP. For financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

  Foreign Currency Translation

        The Company uses the U.S. dollar as its functional currency. All of the Company's sales and a substantial majority of its costs are transacted in U.S. dollars. The Company purchases wafers and has test and assembly activities in Asia and supports sales and marketing activities in various countries outside of the United States. Most of these costs are paid for with U.S. dollars. Research and development personnel costs in Romania are tracked against the euro while all other activities are paid in Romanian leu. Foreign currency transaction gains and losses, resulting from remeasuring local currency to the U.S. dollar, are included in determining net income (loss) for the period. The foreign exchange gains and losses were not material for the periods presented.

  Recognition of Revenues

        The Company generally recognizes revenues as products are shipped if evidence of an arrangement exists, the customer has taken title to the products, services, if any, have been rendered, the sales price is fixed or determinable, collection of the resulting receivable is reasonably assured and product returns are reasonably estimable.

        The Company markets and sells products directly through its sales force and sales representatives to OEMs and indirectly through distributors and resellers. Revenues are recognized upon delivery to OEMs and resellers who have no, or limited, product return rights and no price protection rights. Reserves for estimated returns and allowances are provided against net revenues at the time of recognition of revenues. The Company also sells products to certain distributors under agreements that allow certain rights to return the product and provides for price protection rights. These agreements generally permit the distributor to return up to 10%, by value, of the total products they purchased from the Company every six months. As a result, the Company defers recognition of revenues until the time the distributor sells the product to an end-customer, at which time the sales price becomes fixed. Upon shipment to a distributor, the Company records an account receivable from the distributor, relieves inventory for the cost of the product shipped, and records the gross profit, which equals revenues less the cost of revenues, on the consolidated balance sheet as "deferred gross profit on shipments to distributors" until such time as the inventory is resold by the distributor to its end-customers.

  Inventories

        Inventory is stated at the lower of standard cost or net realizable value. Standard cost approximates actual cost on a first-in, first-out basis. The Company periodically reviews its inventory for slow moving or obsolete items and writes down the related products to estimated net realizable value. Inventory reserves once established are not reversed until the related inventory has been sold or physically scrapped.

  Shipping and Handling Costs

        The Company charges inbound freight shipments within the supply chain and associated handling costs to the "cost of revenues" on its condensed consolidated statements of operations. The Company charges outbound freight shipments and associated handling costs to "selling, general and administrative" on its condensed consolidated statements of operations. Such outbound freight costs aggregated to $151,000 and $258,000 for the three months ended October 31, 2006 and 2005, respectively, and to $319,000 and $287,000 for the six months ended October 31, 2006 and 2005, respectively.

  Property and Equipment

        Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Furniture, office equipment and engineering/test equipment are depreciated over five years with the exception of production mask sets which are depreciated over two years. Computer hardware is depreciated over three years. Computer software is depreciated over three or five years. Buildings are generally depreciated over 30 years. Amortization of leasehold improvements is computed on a straight-line basis and amortized over the shorter of the remaining lease term or the estimated useful lives of the assets.

  Concentration of Credit Risk

        Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, short-term investments and accounts receivable. Cash and cash equivalents and short-term investments are maintained with high quality financial institutions. The Company's accounts receivable are denominated in U.S. dollars and are derived from sales to customers located principally in North America, Europe and Asia. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

        As of October 31, 2006 and April 30, 2006, no single customer accounted for greater than 10% of gross accounts receivable.

  Concentration of Other Risks

        The semiconductor industry is characterized by rapid technological change, competitive pricing pressures and cyclical market patterns. The Company's financial results are affected by a wide variety of factors, including general economic conditions worldwide, economic conditions specific to the semiconductor industry, the timely implementation of new manufacturing process technologies and the ability to safeguard patents and intellectual property in a rapidly evolving market. In addition, the semiconductor market has historically been cyclical and subject to significant economic downturns at various times. As a result, the Company may experience significant period to period fluctuations in operating results due to the factors mentioned above or other factors.

  Advertising Costs

        Costs related to advertising and promotional expenditures are charged to "selling, general and administrative" on the Company's consolidated statements of operations. Such advertising and promotional expenditures were less than $50,000 in each of the three months ended October 31, 2006 and 2005 and less than $100,000 in each of the six months ended October 31, 2006 and 2005.

  Accumulated Other Comprehensive Income (Loss)

        Accumulated other comprehensive income (loss) includes all changes in stockholders' equity during a period from non-owner sources. Accumulated other comprehensive income (loss) for the Company is comprised of unrealized gains (losses) on securities available-for-sale, net of tax.

  Segment Reporting

        The Company reports in accordance with Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 requires the management approach in identifying reportable segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the company's reportable segments. Based on its operating structure and management reporting, the Company has concluded it has one reporting segment: the semiconductor segment.

  Reclassifications

        Certain prior year balances have been reclassified to conform to current year presentations. These reclassifications had no impact on total assets, income (loss) from operations or net income (loss).

  Recent Accounting Pronouncements

        In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, "Inventory Costs, an Amendment of Accounting Research Bulletin ("ARB") No. 43, Chapter 4" ("SFAS No. 151"). The amendments made by SFAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

        In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154") a replacement of Accounting Principles Board ("APB") Opinion No. 20, "Accounting Changes" ("APB No. 20") and FASB Statement No. 3, which changes the requirements for the accounting and reporting of a change in accounting principle effective for fiscal years beginning after December 15, 2005. SFAS No. 154 applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement that does not include specific transition provisions. SFAS No. 154 eliminates the requirement in APB No. 20, to include the cumulative effect of changes in accounting principle in the statement of operations in the period of change. Instead, to enhance the comparability of prior period financial statements, SFAS No. 154 requires that changes in accounting principles be applied retrospectively. Under retrospective application, the new accounting principle is applied as of the beginning of the first period presented as if that principle had always been used. Under SFAS No. 154, a change in reporting entity is also applied retrospectively as of the beginning of the first period presented. A change in accounting estimate continues to be accounted for in the period of change and future periods if necessary. The adoption of SFAS No. 154 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of this standard is not expected to have a material impact on the consolidated financial statements.

        In July 2006, the FASB issued FASB Interpretation Number 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FAS 109". This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes". This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The guidance will become effective as of the beginning of a company's fiscal year beginning after December 15, 2006. The Company is currently assessing the impact, if any, of adopting this standard on the Company's financial position, results of operations and liquidity.

        On September 13, 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108, which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable for the Company's fiscal 2007. The Company is currently assessing the impact, if any, of adopting this standard on the Company's financial position, results of operations and liquidity.

Note 3—Stock-Based Compensation

        Effective May 1, 2006, the Company adopted the provisions of SFAS No. 123 (revised 2004), "Share-Based Payments" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at the grant date, based on the fair value of the awards, and is recognized as expense over the requisite employee service period.

  Prior to the adoption of SFAS No. 123(R)

        Prior to the adoption of SFAS No. 123(R), the Company applied APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations to account for stock-based employee compensation plans. As such, compensation expense was recorded if, on the date of grant, the current fair value per share of the underlying stock exceeded the exercise price per share. The Company provided the disclosures required under SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosures", in periodic reports.

        The pro forma information required under SFAS No. 123(R) for periods prior to fiscal 2007, as if the Company had applied the fair value recognition provisions of SFAS No. 123 to awards granted under equity incentive plans, was as follows for the three and six months ended October 31, 2005 (in thousands, except per share amounts):

	Three Months Ended October 31, 2005	Six Months Ended October 31, 2005
Reported net income	$927	$1,422
Deduct: Stock-based employee compensation expense determined under fair value based method for all awards, net of tax	(515)	(1,058)

As adjusted net income	$412	$364

As adjusted net income per share:
Basic	$0.02	$0.02

Diluted	$0.02	$0.02

Reported net income per share:
Basic	$0.05	$0.08

Diluted	$0.05	$0.08

  Impact of the adoption of SFAS No. 123(R)

        The Company elected to adopt the modified prospective application method beginning May 1, 2006 as provided by SFAS No. 123(R). Accordingly, during the three and six months ended October 31, 2006, the Company recorded stock-based compensation expense equal to the amount that would have been recognized if the fair value method required for pro forma disclosure under SFAS No. 123 had been in effect for expense recognition purposes, adjusted for estimated forfeitures, and stock-based compensation expense for the fair value of options granted during the three and six months ended October 31, 2006, net of forfeitures as calculated under SFAS No. 123(R). The Company recognized stock-based compensation expense using the straight-line attribution method. Previously reported amounts have not been restated. The effect of recording stock-based compensation for the three and six months ended October 31, 2006 was as follows (in thousands, except per share amounts):

	Three Months Ended October 31, 2006	Six Months Ended October 31, 2006
Stock-based compensation expense:
Employee stock options	$528	$1,136
Tax effect of stock-based compensation	(60)	(141)

Net effect on net income (loss)	$468	$995

Effect on net income (loss) per share:
Basic	$0.03	$0.06

Diluted	$0.03	$0.06

        Prior to adopting SFAS No. 123(R), the Company presented all tax benefits resulting from the exercise of stock options as operating cash flows in the consolidated statement of cash flows. However, as required by the adoption of SFAS No. 123(R) beginning May 1, 2006, the Company began classifying cash flows resulting from excess tax benefits as a part of cash flows from financing activities. Excess tax benefits are realized tax benefits from tax deductions for exercised options in excess of the deferred tax asset attributable to stock-based compensation for such options. The change in classification on the condensed consolidated statement of cash flows was immaterial because minimal stock options were exercised during the six months ended October 31, 2006.

        As of May 1, 2006, the Company had unearned stock-based compensation related to stock options of $4.1 million before the impact of estimated forfeitures. In the pro forma footnote disclosures prior to the adoption of SFAS No. 123(R), the Company accounted for forfeitures upon occurrence. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

        During the three months ended October 31, 2006, the Company granted approximately 496,000 stock options with an estimated total grant date fair value of $497,000 and a weighted average grant date fair value of $1.00 per option. During the three and six months ended October 31, 2006, the Company recorded stock-based compensation expense related to stock options of $528,000 and $1,136,000, respectively.

        As of October 31, 2006, the aggregate amount of unearned stock-based compensation expense, net of forfeitures, related to stock options was $3.7 million, which the Company will recognize, over an estimated weighted average amortization period of 2.4 years.

        Stock-based compensation expense capitalized in inventory at October 31, 2006 was immaterial.

  Valuation Assumptions

        During the three and six months ended October 31, 2006 and 2005, the Company continued to utilize the Black-Scholes model for calculating the estimated fair value of stock-based compensation awards granted under the Company's stock option plans. The expected term and volatility estimates are based on the Company's historical experience. The fair value of stock options granted under the Company's stock option plans were estimated at the date of grant using a straight-line attribution method with the following weighted average assumptions:

	Stock Options Three Months Ended (Using a Black-Scholes Model)
	October 31, 2005		October 31, 2006
	Directors and Officers	Other Employees	All Employees
Expected life (in years)	3.1	2.9	5.3
Risk free interest rate	4.75%	4.75%	4.05%
Volatility	38.8%	38.8%	66.7%
Dividend yield	—	—	—
	Stock Options Six Months Ended (Using a Black-Scholes Model)
	October 31, 2005		October 31, 2006
	Directors and Officers	Other Employees	All Employees
Expected life (in years)	3.0	2.9	5.3
Risk free interest rate	4.90%	4.90%	3.98%
Volatility	42.4%	42.4%	66.6%
Dividend yield	—	—	—

  Equity Incentive Programs:

  Overview

        The Company considers equity compensation to be long term compensation and an integral component of efforts to attract and retain exceptional executives, senior management and world-class employees. The Company believes that properly structured equity compensation aligns the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock appreciation, as stock options are only valuable to the Company's employees if the value of the Company's common stock increases after the date of grant.

        The Company's board of directors has approved a common stock repurchase program that is described below.

  2003 Stock Incentive Plan

        In October 1989, the Company adopted a founder stock plan for incentive stock options and non-statutory stock options. The founder stock plan was amended and restated in March 1993 as the Stock Option Plan, which had the effect of extending its expiration date to March 2003. In January 1999 and September 2000, the stockholders authorized an additional 1.8 million shares and 2.5 million shares, respectively, to be reserved under the 1993 Stock Option Plan (the "1993 Plan"). In December 2002, the stockholders approved an amendment and restatement of the 1993 Plan, renaming it the 2003 Stock Incentive Plan ("SIP"), extending its expiration date to November 2012, authorized an additional 1.0 million shares and a provision to automatically authorize annual additions to the plan on the first day of each fiscal year of 1.0 million shares or 5% of the then outstanding shares, whichever is less. A total of 7.4 million shares of common stock have been reserved for issuance under the SIP. Options granted under the SIP are for periods not to exceed 10 years. Incentive stock option and non-statutory stock option grants under the SIP generally must be at prices equal to 100% of the fair market value of the stock at the date of grant. Options generally vest over four years.

  2003 Director Stock Option Plan

        During 1993, the Company adopted the 1993 Director Stock Option Plan (the "1993 Director SOP"), which provides for the grant of non-statutory stock options to non-employee directors. In November 1999 and September 2000, the stockholders authorized an additional 100,000 and 450,000 shares, respectively, to be reserved under the 1993 Director SOP. In December 2002, the stockholders approved an amendment and restatement of the 1993 Director SOP, renaming it the 2003 Director Stock Option Plan (the "2003 Director SOP") and extending its expiration to November 2012. A total of 770,000 shares of common stock have been reserved for issuance under the 2003 Director SOP. Options granted under the 2003 Director SOP prior to May 1, 2000 were for periods not to exceed five years and not to exceed a period of 10 years for grants made thereafter. Option grants under the 2003 Director SOP must be at prices equal to 100% of the fair market value of the stock at the date of grant. Options granted prior to December 2002 vested over a period of three years. Options granted beginning December 2002 vest immediately as of the date of the grant.

  1998 Special Equity Incentive Plan

        In December 1998, the Company adopted an additional stock option plan entitled the 1998 Special Equity Incentive Plan ("SEIP") for incentive stock options and non-statutory stock options for certain directors, officers and consultants of the Company. A total of 3.5 million shares of common stock have been reserved for issuance under the SEIP. Options granted under the SEIP are for periods not to exceed 10 years. Options generally vest over four years.

  2001 Common Stock Repurchase Program

        In September 2001, the Company's board of directors authorized a program for the open market repurchase of up to 1.5 million shares of its common stock. In subsequent periods, the board of directors amended the program and authorized the purchase up to an aggregate of 3.5 million shares. Upon reaching the maximum number of shares authorized under this program, the board of directors authorized a new stock repurchase program in September 2005. Under the new repurchase program, the Company may repurchase up to 1.0 million shares of its common stock. The purpose of these share repurchase programs are to reduce the long-term potential dilution in earnings per share that might result from issuances under the Company's stock option plans and to take advantage of the relatively low price of the Company's common stock. During the three months ended October 31, 2006, 118,800 shares were repurchased for an approximate cost of $417,000. During the three months ended October 31, 2005, 289,000 shares were repurchased for a cost of $1,426,000. The Company accounts for treasury stock using the cost method. Of the 1.0 million shares currently authorized by the Company's board of directors for repurchase, the Company has repurchased a total of 977,000 shares and, as of October 31, 2006, can repurchase a total of 23,000 additional shares. Subsequent to October 31, 2006, the board of directors amended the program and authorized the purchase of an additional 1.0 million shares under the stock repurchase program.

        A summary of activity under the SIP, the 2003 Director SOP and the SEIP is as follows (in thousands except per share amounts):

	Options Available for Grant	Options Outstanding	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Balances, May 1, 2006	1,276	5,662	$4.22
Authorized	—	—	—
Granted	(119)	119	4.21
Exercised	—	—	—
Cancelled	25	(25)	5.93
Expired	55	(55)	4.99

Balances, July 31, 2006	1,237	5,701	$4.23	6.7	$3,026
Authorized	—	—	—
Granted	(496)	496	3.22
Exercised	—	(31)	0.25
Cancelled	8	(8)	4.31
Expired	12	(12)	3.02

Balances, October 31, 2006	761	6,146	$4.13	6.7	$2,587

Options exercisable at October 31, 2006		4,220	$4.01	5.9	$2,516

        The aggregate intrinsic value in the table above represents the total pretax intrinsic value for in-the-money options as of October 31, 2006, based on the $3.21 closing stock price of our common stock on the NASDAQ Global Market, which would have been received by the option holders had all option holders exercised their options as of that date. The total number of in-the-money options outstanding and exercisable as of October 31, 2006 was 2,122,000 and 2,035,000, respectively.

  During the three and six months ended October 31, 2006:

	Three Months Ended October 31, 2006		Six Months Ended October 31, 2006
The weighted average grant date fair value of options granted	$1.00	per share	$1.10	per share
Total fair value of shares vested (in thousands)	$690		$1,356
Total intrinsic value of options exercised (in thousands)	$93		$93
Total cash received from employees as a result of employee stock option exercises (in thousands)	$8		$8
Tax benefits realized as a result of employee stock option exercises (in thousands)	$2		$2

        The Company settles employee stock option exercises with newly issued shares of common stock. The Company does not have any equity instruments outstanding other than options described above as of October 31, 2006.

Note 4—Net Income Per Share

        Basic net income (loss) per share is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted net income (loss) per share is computed using the weighted number of common shares and potentially dilutive common shares outstanding during the period under the treasury stock method. Under the treasury stock method, the effect of stock options outstanding is not included in the computation of diluted net income (loss) per share for periods when their effect is anti-dilutive, which in the current period includes consideration of unearned stock-based compensation as required by SFAS No. 123(R). In computing diluted net income (loss) per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options. A reconciliation of the basic and diluted per share computations is as follows (in thousands, except per share data):

	Three Months Ended October 31,
	2006			2005
	Net Income	Shares	Per Share Amount	Net Income	Shares	Per Share Amount
Basic	$176	16,284	$0.01	$927	16,919	$0.05
Effect of stock options	—	834	0.00	—	1,355	0.00

Diluted	$176	17,118	$0.01	$927	18,274	$0.05

        Options to purchase 2,185,000 shares of common stock at a weighted average exercise price of $5.91 per share outstanding during the three months ended October 31, 2006 and options to purchase 2,305,000 shares of common stock at a weighted average exercise price of $6.37 per share outstanding during the three months ended October 31, 2005 were not included in the computation of diluted income per share because their option price was greater than the average fair market value for the period.

        A reconciliation of the basic and diluted per share computations for the six months ended October 31, 2006 and October 31, 2005 is as follows (in thousands, except per share data):

	Six Months Ended October 31,
	2006			2005
	Net Loss	Shares	Per Share Amount	Net Income	Shares	Per Share Amount
Basic	$(83)	16,317	$(0.01)	$1,422	16,785	$0.08
Effect of stock options	—	—	0.00	—	1,429	0.00

Diluted	$(83)	16,317	$(0.01)	$1,422	18,214	$0.08

        All options outstanding during the six months ended October 31, 2006 were excluded in the computation of net loss per share because such options were antidilutive due to net loss incurred in the period. Options to purchase 2,308,000 shares of common stock at a weighted average exercise price of $6.39 per share outstanding during the six months ended October 31, 2005 were not included in the computation of diluted income per share because their option price was greater than the average fair market value for the period.

Note 5—Balance Sheet Components

	October 31, 2006
	Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Estimated Fair Market Value
	(In thousands)
Investments available-for-sale:
U.S. government debt securities with maturities less than one year	$14,881	$—	$(11)	$14,870
	April 30, 2006
	Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Estimated Fair market Value
	(In thousands)
Investments available-for-sale:
U.S. government debt securities with maturities less than one year	$21,474	$—	$(65)	$21,409

        The net unrealized gains (losses) as of October 31, 2006 and April 30, 2006 are recorded in accumulated other comprehensive loss, net of related tax of $4,000 and $24,000, respectively.

        The financial instruments in short-term investments are highly liquid and can be converted to cash and cash equivalents without restriction and, accordingly, are classified as current assets in the accompanying consolidated balance sheets.

	October 31, 2006	April 30, 2006
	(In thousands)
Accounts receivable:
Accounts receivable	$11,395	$9,640
Less: Allowance for doubtful accounts	(138)	(138)

	$11,257	$9,502

        The Company did not have any bad debts written off to the allowance for doubtful accounts in the three months or six months ended October 31, 2006 and 2005, respectively.

	October 31, 2006	April 30, 2006
	(In thousands)
Inventories:
Work-in-process	$10,612	$9,220
Finished goods	4,072	5,042

	$14,684	$14,262

Property and equipment, net:
Buildings	$5,380	$2,045
Engineering and test equipment	10,628	9,962
Computer software	1,799	1,779
Computer hardware	664	589
Land	2,525	165
Leasehold improvements	45	671
Furniture and office equipment	976	838
Construction in progress	—	3,746
Vehicles	69	69

	22,086	19,864
Less: Accumulated depreciation and amortization	(10,755)	(10,456)

Total property and equipment, net	$11,331	$9,408

	October 31, 2006	April 30, 2006
	(In thousands)
Accrued expenses:
Accrued employee compensation	$952	$866
Accrued income taxes	587	746
Other	1,408	1,390

	$2,947	$3,002

Note 6—Income Taxes

        The provision for income taxes was $171,000, or 49.3% of income before taxes, for the three months ended October 31, 2006. The provision for income taxes was $449,000, or 32.6% of income before taxes, for the three months ended October 31, 2005. The income tax rate for the three months ended October 31, 2006 is higher than the income tax rate for the three months ended October 31, 2005 primarily due to the non-deductible stock compensation charges associated with incentive stock options, as a result of SFAS 123(R).

        The benefit from income taxes was $168,000, or 66.9% of loss before taxes, for the six months ended October 31, 2006. The provision for income taxes was $696,000, or 32.9% of income before taxes, for the six months ended October 31, 2005. The income tax rate of the six months ended October 31, 2006 is higher than the income tax rate benefit for the six months ended October 31, 2005 primarily due to the non-deductible stock compensation charges associated with incentive stock options as a result of SFAS 123(R).

Note 7—Segment Reporting

        The Company operates in one business segment, the semiconductor segment. Sales transactions are denominated in U.S. dollars.

        Net revenues by product group were as follows (in thousands):

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2005	2006	2005
EEPROM	$13,771	$14,554	$26,572	$27,038
Flash	1,243	1,136	2,242	2,258
Analog/mixed-signal	1,296	1,241	2,721	2,311

Total net revenues	$16,310	$16,931	$31,535	$31,607

        Net revenues by geography were as follows (in thousands):

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2005	2006	2005
United States	$1,228	$1,947	$3,149	$3,614
Hong Kong/China	3,397	4,937	6,216	9,294
Japan	1,925	2,091	3,967	4,550
Europe	2,019	1,896	3,698	3,422
South Korea	1,954	1,928	3,503	3,191
Taiwan	1,934	2,446	4,057	4,293
Other Far East	3,048	1,538	6,061	2,988
Other Americas	805	148	884	255

Total net revenues	$16,310	$16,931	$31,535	$31,607

        For the three months ended October 31, 2006 and 2005, Avnet, Inc., an international distributor, represented 11.2% and 11.5%, respectively, of the Company's net revenues.

        For the six months ended October 31, 2006 and 2005, Avnet, Inc. represented 10.7% and 11.9%, respectively, of the Company's net revenues.

        Property and equipment geographical breakdown was as follows (in thousands):

	October 31, 2006	April 30, 2006
United States	$13,794	$12,010
Romania	2,939	2,874
Thailand	2,768	2,695
Japan	2,410	2,191
Other	175	94

	22,086	19,864
Accumulated depreciation and amortization	(10,755)	(10,456)

Total property and equipment, net	$11,331	$9,408

Note 8—Commitments and Contingencies

  Purchase Commitments

        Purchase commitments for open purchase orders at October 31, 2006 for which goods and services had not been received were approximately $4.1 million, as compared to approximately $6.2 million at April 30, 2006.

  Litigation and Other Claims

        In the normal course of business, the Company periodically receives notification of threats of legal action in relation to claims of patent infringement by the Company. Currently there are no such active actions. Although no assurances can be given as to the results of such claims, management does not believe that any such actions will have a material adverse impact on the Company's financial condition, results of operations, or cash flows.

  Guarantees

        In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). The Company applies the disclosure provisions of FIN 45 to its agreements that contain guarantee or indemnification clauses. FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. These disclosure provisions expand those required by SFAS No. 5, "Accounting for Contingencies," by requiring that guarantors disclose certain types of guarantees, even if the likelihood of requiring the guarantor's performance is remote. The following is a description of significant arrangements through which the Company is a guarantor:

  Indemnification Obligations

        The Company is a party to a variety of agreements pursuant to which it may be obligated to indemnify the other party with respect to certain matters. Typically, these obligations arise in the context of contracts entered into by the Company, under which the Company customarily agrees to hold the other party harmless against losses arising from a breach of representations and covenants related to such matters as title to assets sold and certain intellectual property rights. Generally, payment by the Company is conditioned on the other party making a claim pursuant to the procedures specified in the particular contract, which procedures typically allow the Company to challenge the other party's claims. Further, the Company's obligations under these agreements may be limited in terms of time and/or amount, and in some instances, the Company may have recourse against third parties for certain payments made by it under these agreements.

        It is not possible to predict the maximum potential amount of future payments under these or similar agreements due to the conditional nature of the Company's obligations and the unique facts and circumstances involved in each particular agreement. Historically, payments made by the Company under these agreements have not had a material effect on its business, financial condition, cash flows or results of operations. The Company believes that if it were to incur a loss in any of these matters, such loss should not have a material effect on its business, financial condition, cash flows or results of operations.

  Product Warranties

        The Company estimates its product warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Included in the

Company's sales returns reserves are estimated return exposures associated with product warranties. Estimated future costs for warranties applicable to revenues recognized in the current period are charged to the Company's cost of revenues. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligations based on the anticipated expenditures over the balance of the obligation period. Adjustments are made when actual claim experience differs from estimates. Warranty costs were less than $25,000 for each of the three months ended October 31, 2006 and 2005 and less than $50,000 for each of the six months ended October 31, 2006 and 2005.

Note 9—Related Party Transactions

  Elex N.V.

        During the fourth quarter of fiscal 2000, the Company began taking delivery of wafers fabricated at X-FAB Texas, Inc. ("X-FAB") a wholly owned subsidiary of Elex N.V. ("Elex"), a Belgian holding company. Roland Duchâtelet, the chairman and chief executive officer of Elex, serves as a member of the Company's board of directors. Elex initially became a related party in 1998 through the purchase of 5.5 million restricted shares of the Company's common stock. The wafers provided by X-FAB include most of the Company's analog/mixed-signal products and supplement some of the same EEPROM designs fabricated at various other foundries the Company utilizes. Other than purchase orders currently open with X-FAB, there is no purchasing agreement in place with X-FAB.

        During the six months ended October 31, 2006 and 2005, the Company purchased $682,000 and $1.0 million of wafers and masks, respectively, from X-FAB. As of October 31, 2006 and April 30, 2006, the total amount owed X-FAB by the Company was $92,000 and $143,000, respectively. The Company believes that the terms of these transactions were no less favorable than reasonably could be expected to be obtained from unaffiliated parties.

        In fiscal 2004, the board of directors authorized the Company to purchase 600,000 shares from Elex for $6.77 per share for an aggregate purchase price of $4.1 million, which represented a 13% discount from the closing market price on the NASDAQ Stock Market on the last trading date prior to the approval of the transaction by the Company's board of directors. As of October 31, 2006, Elex held 728,700 shares of the Company's common stock, or 4.4% of the outstanding shares of common stock of the Company.

Note 10—Other Comprehensive Income (Loss)

        The components of other comprehensive income (loss), net of tax, are presented in the following table (in thousands):

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2005	2006	2005
Reported net income (loss)	$176	$927	$(83)	$1,422
Other comprehensive income:
Unrealized gain (loss) on available-for-sale investments, net of related tax	12	(13)	29	23

Total comprehensive income (loss)	$188	$914	$(54)	$1,445

Item 2.  Management's Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

        This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors that include, but are not limited to, the risks discussed in Part II. Item 1A. "Risk Factors" and elsewhere in this Quarterly Report on From 10-Q.    These forward-looking statements include, but are not limited to: the statements relating to downward pricing trends; average selling prices; the statements relating to the increasing portion of our net revenues from analog/mixed-signal products; the statements relating to the sufficiency of our cash resources and cash flows to fund our operating and capital requirements and the risks associated with seeking additional financing. These forward-looking statements are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.

Overview

        We design, develop and market a broad line of reprogrammable non-volatile memory products and analog/mixed-signal products. Our products are used by manufacturers of electronic products in a wide range of consumer, computing, communications, industrial and automotive applications. We generally target high volume markets for our cost effective, high quality products. We have been a committed long-term supplier of memory products including through periods of tight manufacturing capacity and cyclical market downturns.

        The market for our non-volatile memory is highly competitive and market participants have relatively weak pricing power. Average selling prices of our non-volatile memory products have declined over time and prices are sensitive to conditions in our OEM customers' target markets. For example, beginning in fiscal 2005 and continuing in fiscal 2006, we experienced a downward trend in average selling prices and unit volumes for our non-volatile memory products due to weakening market demand. In general, we expect the average selling price for a given memory product to decline in the future, primarily due to market competition, product availability and manufacturing capacity. In response to that trend, we continue to work with our foundries and other vendors to increase the manufacturing efficiency of our products.

        We are leveraging our extensive experience in high volume, reprogrammable memory products to develop complementary analog/mixed-signal products that offer our customers a more complete system solution. In fiscal 2003, we strengthened and expanded the expertise of our research and development team by establishing our own development center in Bucharest, Romania and by hiring additional engineers in Romania and in our California headquarters. In fiscal 2005, we purchased a new building in Bucharest for our Romanian product development team. We continue to make substantial investments in research and development to advance our non-volatile memory products, as well as develop broader solutions with our line of analog/mixed-signal products.

        Sales of our analog/mixed-signal products continue to trend upwards, reaching 8.6% of net revenues in the six months ended October 31, 2006 as compared to 7.3% of net revenues in the similar period in the prior year.

        Our business is less capital intensive than traditional semiconductor companies because we outsource the manufacturing, assembling and a significant portion of the testing of our products to third parties. We strive to maintain long-term relationships with our suppliers to ensure stability in our supply of products at a competitive cost. In addition, in an effort to alleviate any potential wafer capacity constraints, we maintain a supply of wafers in a die bank for most products.

        We market and sell our products directly through our sales force and sales representatives to OEMs and indirectly through distributors and resellers who sell to their end customers. Indirect sales were a majority of our total sales in fiscal 2006 and for the six months ended October 31, 2006. Our total customer base, including OEMs and end-customers of our distributors and resellers, is relatively diverse and during fiscal 2006 consisted of more than 3,400 customers. We have approximately 40 distributors and resellers.

        For the six months ended October 31, 2006 and 2005, Avnet, Inc. represented 10.7% and 11.9%, respectively, of our net revenues.

        Our sales are initiated by purchase orders received from our customers and are typically shipped within a few weeks of receiving the order. Since industry practice allows customers to reschedule or cancel orders on relatively short notice, we do not use backlog to forecast our future net revenues. Cancellations of customer orders, distributor price protection and distributor stock rotation rights, all industry standards, could result in the loss of future net revenues without allowing us sufficient time to reduce our inventory and operating expenses.

        Sales to customers outside the United States comprised the vast majority of our net revenues in recent periods. This increasing non-United States growth in net revenues was consistent with the trend towards outsourcing of the manufacturing process, particularly to companies who manufacture in Asia. Substantially all sales of our products are denominated in U.S. dollars, minimizing the effects of currency fluctuations.

Description of Operating Accounts

        Net Revenues.    Net revenues consist of product sales, net of returns and allowances.

        Gross Profit.    Gross profit is net revenues less cost of revenues and is affected by a number of factors, including competitive pricing, product mix, foundry pricing, the cost of test and assembly services and manufacturing yields. Cost of revenues consists primarily of costs of manufacturing, assembly and testing of our products as well as compensation (including stock-based compensation) and associated costs related to manufacturing support, inbound freight shipments and quality assurance personnel. It also can include, on occasion, adjustments to inventory valuations based on demand and average selling prices expected in future periods.

        Research and Development.    Research and development expense consists primarily of compensation (including stock-based compensation) and associated costs for engineering, technical and support personnel, contract engineering services, depreciation of equipment and cost of wafers and mask sets used to evaluate new products and new versions of current products.

        Selling, General and Administrative.    Selling, general and administrative expense consists primarily of compensation (including stock-based compensation) and associated costs for sales, marketing and administrative personnel, commissions, promotional activities, bad debt expense, outbound freight shipments, professional fees and director and officer insurance.

Critical Accounting Estimates

        The preparation of our consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, cost of revenues, expenses and related disclosure of contingencies. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, inventory valuation, accounts receivable and allowance for doubtful accounts, stock-based compensation and income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, and apply them on a consistent basis. We believe that such consistent application results in condensed consolidated financial statements and accompanying notes that fairly represent our financial condition, operating results and cash flows for all periods presented. However, any factual errors or errors in these estimates and judgments may have a material impact on our financial conditions, operating results and cash flows.

  Recognition of Revenues

        We generally recognize revenues as products are shipped if all of the following criteria are met:

  •
  we have evidence that a sales arrangement exists;

  •
  our customer has taken title to the products;

  •
  we have performed the services, if any;

  •
  the sales price is fixed or determinable;

  •
  we believe that collection of the resulting receivable is reasonably assured; and

  •
  we can reasonably estimate product returns.

        We sell our products directly through our sales force and sales representatives to OEMs and indirectly through distributors and resellers who sell to their end customers. We recognize revenues upon delivery to OEM customers and resellers who have no, or limited, product return rights and no price protection rights. We deem that delivery occurs when legal title and the risk of loss transfers to the customer. Delivery is generally defined by the customers' shipping terms, as stated in the related purchase order. If the customers' purchase orders do not define the shipping terms, the shipping terms will be Ex-Works as defined in our invoice. We record an estimated allowance for returns from OEM customers and resellers, based on a percentage of our revenues. This estimate is based on historical averages.

        We sell to some of our distributors under agreements which provide for product return and price protection rights. These agreements generally permit the distributor to return up to 10% by value of the total products that the distributor has purchased from us every six months. We defer recognition of revenues until such time as the distributor resells the product to an end-customer, at which time the sales price becomes fixed. On a monthly basis, we receive point of sales and ending inventory information from each distributor. Using this information, we determine the amount of revenues to recognize. For distributors who have product return rights, we also record an inventory reserve to address the cost of products we anticipate that we will not be able to resell after their return by the distributors. For distributors who have price protection rights, distributors may take the associated credits immediately and in general, we process the credits one or two months after the credit is earned by the distributor. We record a reserve to cover the estimated liability of those unprocessed credits. We re-evaluate our revenue recognition policies periodically and no less often than annually.

        We defer the recognition of revenue for certain resellers who have no product return rights and no price protection rights. In accordance with our policy, we will generally defer the recognition of revenue for certain resellers based on their high dollar volume of purchases.

  Inventory Valuation

        We value our inventory at the lower of standard cost or net realizable value. Standard cost approximates actual cost on a first-in, first-out basis. We routinely evaluate the value and quantities of our inventory in light of the current market conditions and market trends and we record reserves for quantities in excess of demand, cost in excess of market value and product age. Our analysis may take into consideration historical usage, expected demand, anticipated sales price, new product development schedules, the effect new products might have on the sales of existing products, product age, customer design activity, customer concentration and other factors. Our forecasts for our inventory may differ from actual inventory use. The lives of our products are usually long and obsolescence has not been a significant factor historically in the valuation of our inventories.

        We reduce the value of our inventory by analyzing on-hand quantities and open purchase orders which are in excess of demand equal to the cost of inventory that exceeds expected demand for approximately the next 12 to 15 months. We make judgments in establishing these reserves and do not establish reserves if we believe we can sell the excess inventory. If market conditions are less favorable than those we estimate, we may be required to write down inventory. If we overestimate the future selling prices, we will incur additional losses when the inventory is sold for a lower price or when we establish additional write downs to cover the even lower estimated sales price. Once written down, we establish a new cost basis and accordingly we do not reverse inventory provisions until the associated inventory has been sold or physically scrapped.

  Allowance for Doubtful Accounts

        We estimate the collectibility of our accounts receivable at the end of each reporting period. We analyze the aging of accounts receivable and bad debt history, payment history, customer concentration, customer credit worthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. We maintain an allowance for doubtful accounts, which is created by charges to selling, general and administrative expenses. Our accounts receivable balance was $11.3 million, net of allowance for doubtful accounts of $138,000, as of October 31, 2006.

  Stock-Based Compensation

        Effective May 1, 2006, we adopted the provisions of SFAS No. 123 (revised 2004), "Share-Based Payments" ("SFAS No. 123(R)"). We estimate the fair value of stock options using the Black-Scholes model, consistent with the provisions of SFAS No. 123(R) and Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 107, "Share-Based Payment." Option-pricing models require the input of highly subjective assumptions, including the price volatility of the underlying stock. The expected term assumption used in calculating the estimated fair value of our stock-based compensation awards using the Black-Scholes model is based primarily on detailed historical data about employees' exercise behavior, vesting schedules, and death and disability probabilities. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. We estimate the forfeiture rate based on historical experience of our stock-based awards that have been granted, exercised and cancelled. Stock-based compensation is amortized on a straight-line basis and allocated to cost of revenues, research and development and sales, general and administrative expenses in the accompanying condensed consolidated statements of operations based on the related employee's function.

  Income Taxes

        As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves estimating our current tax exposure and assessing temporary differences resulting from differing treatment of items, such as deferred revenues, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included on our balance sheet on a net basis. We then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we establish a valuation allowance or increase this allowance in a period, we will include an additional tax provision in the statement of operations.

        We reassess and may adjust the estimated tax rate quarterly. We apply the current tax rate to our year-to-date income (loss) and our tax provision and related accrual is adjusted accordingly. Our effective income tax benefit rate was 66.9% for the six months ended October 31, 2006 and effective income tax expense rate was 32.9% for the six months ended October 31, 2005.

        We make significant judgments in determining our provision for income taxes, our deferred tax assets and any valuation allowance recorded against our net deferred tax asset. As of October 31, 2006, our gross deferred tax assets, consisting primarily of net operating loss carryforwards, tax credit carryforwards and nondeductible reserves and accruals, were valued at $7.5 million and our valuation allowance was zero.

        We have concluded that all of our deferred tax assets will be realizable, based on available objective evidence and our history of taxable income.

Results of Operations

        The following table sets forth the results of our operations as a percentage of net revenues for the periods indicated:

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2005	2006	2005
Net revenues	100.0%	100.0%	100.0%	100.0%
Cost of revenues	64.5	62.0	66.1	61.5

Gross profit	35.5	38.0	33.9	38.5
Operating expenses:
Research and development	11.9	11.7	12.1	12.0
Selling, general and administrative	23.5	19.8	24.6	21.3

Income from operations	0.1	6.5	(2.8)	5.2
Interest income and other, net	2.0	1.6	2.0	1.5

Income before income taxes	2.1	8.1	(0.8)	6.7
Income tax provision	1.0	2.6	(0.5)	2.2

Net income	1.1%	5.5%	(0.3)%	4.5%

Comparison of the three months ended October 31, 2006 and October 31, 2005

        The following table sets forth net revenues (in thousands) and percentage of net revenues by product group:

	Three Months Ended October 31,
	2006		2005
EEPROM	$13,771	84.4%	$14,554	86.0%
Flash	1,243	7.7	1,136	6.7
Analog/mixed-signal	1,296	7.9	1,241	7.3

Net revenues	$16,310	100.0%	$16,931	100.0%

        Net Revenues.    Our net revenues decreased approximately $621,000, or 3.7%, to $16.3 million for the three months ended October 31, 2006 from $16.9 million for three months ended October 31, 2005. The decrease in net revenues was primarily due to a decline in EEPROM average selling prices, which led to reduced net revenues from our EEPROM products of $783,000, or 5.4%, to $13.8 million for the three months ended October 31, 2006 from $14.6 million for the three months ended October 31, 2005. This decrease was partially offset by the impact of an increase in total unit volume from 118.0 million for the three months ended October 31, 2005 to 122.0 million for the three months ended October 31, 2006.

        Sales to customers outside the United States represented approximately 92.5% and 88.5%, respectively of net revenues for the three months ended October 31, 2006 and 2005.

        Gross Profit.    Gross profit decreased $651,000, or 10.1%, to $5.8 million for the three months ended October 31, 2006 from $6.4 million for three months ended October 31, 2005. The decrease in gross profit was primarily due to declining overall average selling prices resulting from increased market competition and product mix. The benefit from sales of previously written down inventory was $176,000 for the three months ended October 31, 2006 and $73,000 for the three months ended October 31, 2005. The provision recorded for excess and obsolete inventory was $582,000 for the three months ended October 31, 2006 and $537,000 for the three months ended October 31, 2005. The net impact of these inventory provisions was a decrease in gross profit of $406,000 for the three months ended October 31, 2006 and a decrease in gross profit of $464,000 for the three months ended October 31, 2005.

        Research and Development.    Research and development expense decreased $39,000, or 2.0%, to $1.9 million for the three months ended October 31, 2006 from $2.0 million for the three months ended October 31, 2005. As a percentage of net revenues, research and development expense was 11.9% and 11.7% for the three months ended October 31, 2006 and 2005, respectively. For the three months ended October 31, 2006, we experienced an increase in salary and benefits of approximately $181,000, of which $176,000 was related to stock-based compensation costs resulting from our adoption of SFAS 123(R). These amounts were offset by a decrease in depreciation and amortization, materials costs, and other professional services of approximately $225,000.

        Selling, General and Administrative.    Selling, general and administrative expense increased $476,000, or 14.2%, to $3.8 million for the three months ended October 31, 2006 from $3.4 million for the three months ended October 31, 2005. As a percentage of net revenues, selling, general and administrative expense was 23.5% and 19.8% for the three months ended October 31, 2006 and 2005, respectively. The increase was primarily attributable to a $437,000 increase in salary and benefits, of which $339,000 was related to stock-based compensation costs resulting from our adoption of SFAS 123(R) and $132,000 related to an increase in headcount within the sales and marketing function.

        Interest Income and Other, net.    We earned interest income and other, net, of $325,000 for the three months ended October 31, 2006 compared to interest income and other, net, of $266,000 for the three months ended October 31, 2005. Our rate of return on our average balance of cash, cash equivalents and short-term investments was approximately 4.9% for the three months ended October 31, 2006 and approximately 3.2% for the three months ended October 31, 2005. The increase in interest income was primarily attributable to the higher rates of return.

        Income Tax Provision.    The provision for income taxes was $171,000, or 49.3% of income before taxes, for the three months ended October 31, 2006. The provision for income taxes was $449,000, or 32.6% of income before taxes, for the three months ended October 31, 2005. The income tax rate for the three months ended October 31, 2006 is higher than the income tax rate for the three months ended October 31, 2005, primarily due to the non-deductible stock compensation charges associated with incentive stock options, as a result of SFAS 123(R).

Comparison of the six months ended October 31, 2006 and October 31, 2005

        The following table sets forth net revenues (in thousands) and percentage of net revenues by product group:

	Six Months Ended October 31,
	2006		2005
EEPROM	$26,572	84.3%	$27,038	85.6%
Flash	2,242	7.1	2,258	7.1
Analog/mixed-signal	2,721	8.6	2,311	7.3

Net revenues	$31,535	100.0%	$31,607	100.0%

        Net Revenues.    Our net revenues decreased approximately $72,000, or 0.2%, to $31.5 million for the six months ended October 31, 2006 from $31.6 million for the six months ended October 31, 2005. The decrease in net revenues was primarily due to a decrease of approximately $0.5 million for our EEPROM products due to decline in market demand resulting in a decrease in unit volume sold to end customers, offset by an increase of approximately $0.4 million for analog/mixed-signal products. In addition, sales to OEM's and resellers increased $3.2 million, but were offset by a decrease of $3.4 million in sales through distributors.

        Sales to customers outside the United States represented approximately 90.0% of net revenues for the six months ended October 31, 2006 as compared to 88.5% of net revenues for the six months ended October 31, 2005.

        Gross Profit.    Gross profit decreased $1.5 million, or 12.1%, to $10.7 million for the six months ended October 31, 2006 from $12.2 million for the six months ended October 31, 2005. The decrease in gross profit was primarily attributable to a decline in average selling prices of our products due to product mix and sales of more expensive inventory acquired in previous quarters. The benefit from sales of previously written down inventory was $261,000 for the six months ended October 31, 2006 and $298,000 for the six months ended October 31, 2005. The provision for excess and obsolete inventory was $808,000 for the six months ended October 31, 2006 and $841,000 for the six months ended October 31, 2005. The net impact of these inventory provisions was a decrease in gross profit of $547,000 for the six months ended October 31, 2006 and a decrease in gross profit of $543,000 for the six months ended October 31, 2005.

        Research and Development.    Research and development expense was flat at $3.8 million for the six months ended October 31, 2006 and 2005. As a percentage of net revenues, research and development expense was 12.1% and 12.0% for the six months ended October 31, 2006 and 2005, respectively. For the six months ended October 31, 2006, we experienced an increase in salary and benefits of approximately $388,000, of which $359,000 was related to stock-based compensation costs resulting from our adoption of SFAS 123(R). These amounts were offset by a decrease in depreciation and amortization, materials costs, and other professional service of approximately $353,000.

        Selling, General and Administrative.    Selling, general and administrative expense increased $1.0 million, or 15.5%, to $7.7 million for the six months ended October 31, 2006 from $6.7 million for the six months ended October 31, 2005. As a percentage of net revenues, selling, general and administrative expense was 24.6% and 21.2% for the six months ended October 31, 2006 and 2005, respectively. The increase was primarily attributable to an $873,000 increase in salary and benefits, of which $752,000 was related to stock-based compensation costs resulting from our adoption of SFAS 123(R). Additionally, the cost of other professional services increased by approximately $131,000.

        Interest Income and Other, net.    We earned interest income and other, net, of $644,000 for the six months ended October 31, 2006, as compared to interest income and other, net, of $479,000 for the six months ended October 31, 2005. The increase in interest income and other, net, primarily relates to a higher rate of return, despite the lower average balances of our cash, cash equivalents and short-term investments for the six months ended October 31, 2006. Our rate of return was approximately 4.6% for the six months ended October 31, 2006 compared to approximately 2.9% for the six months ended October 31, 2005.

        Income Tax Provision (Benefit).    The benefit from income taxes was $168,000, or 66.9% of net loss before taxes, for the six months ended October 31, 2006. The provision for income taxes was $696,000, or 32.9% of net income before taxes, for the six months ended October 31, 2005. The income tax rate of the six months ended October 31, 2006 is higher than the income tax rate benefit for the six months ended October 31, 2005 primarily due to the non-deductible stock compensation charges associated with incentive stock options, as a result of SFAS 123(R).

Liquidity and Capital Resources

        At October 31, 2006, we had cash, cash equivalents and short-term investments of $24.0 million as compared to $29.1 million at April 30, 2006. During the six months ended October 31, 2006, we repurchased 118,800 shares of our common stock for approximately $417,000. Additionally, employees exercised stock options to generate $8,000. We invest our excess cash in short-term financial instruments to generate interest income. These instruments are U.S. government debt securities, the majority of which have maturities that are less than one year. They are highly liquid and can be converted to cash at any time.

        Historically, our primary source of cash has been provided through operations and through issuance of our common stock. Our historical uses of cash have primarily been for operating activities as well as capital expenditures. Supplemental information pertaining to our historical sources and uses of cash is presented as follows and should be read in conjunction with our Unaudited Condensed Consolidated Statements of Cash Flows and notes thereto:

	Six Months Ended October 31,
	2006	2005
	(In thousands)
Net cash provided by (used in) operating activities	$(1,850)	$2,042
Net cash proceeds from sales and purchases of short-term investments	6,568	4,815
Acquisition of property and equipment	(2,897)	(1,033)
Treasury stock purchases	(417)	(1,685)

  Net Cash from Operating Activities

        In the six months ended October 31, 2006, we used cash in operating activities of $1.9 million, which was primarily due to net losses of $83,000, adjusted for depreciation and amortization of $928,000 and other non-cash items such as stock-based compensation of $1.1 million and a net increase in inventory reserves of $547,000. Cash used in operating activities included increases in gross inventory, accounts receivable and other assets of $969,000, $1.8 million, and $98,000, respectively. We made significant payments to vendors during the six months ended October 31, 2006 for amounts that became due as a result of our increased purchases of inventory at the end of fiscal 2006. As a result, accounts payable decreased by $1.3 million for the six months ended October 31, 2006. In addition, our deferred gross profit from distributors decreased $239,000 for the six months ended October 31, 2006.

        In the six months ended October 31, 2005, we had operating cash flows of $2.0 million which was primarily due to net income of $1.4 million, adjusted for depreciation and amortization of $898,000. Non-cash items included a net increase in inventory reserves of $543,000 and a tax benefit of $411,000 related to the exercise of employee stock options. Cash provided by operating activities included a decrease in gross inventory of $1.1 million due to decrease in wafer purchases and resulting in higher unit volumes, and an increase in accounts payable of $556,000 related to higher inventory purchases in the last month of the quarter. Such sources of cash were partially offset by an increase in accounts receivable of $2.3 million related to increased shipments and a net decrease in accrued liabilities of $502,000 related to lower incentive compensation expense and federal income tax expense for fiscal 2005.

  Net Cash from Investing Activities

        In the six months ended October 31, 2006, investing activities provided $3.7 million, primarily related to the proceeds from the sales and maturities of our short-term investments of $19.4 million and purchases of short-term investments of $12.8 million. We had capital expenditures of $2.9 million, mostly for construction costs related to our newly acquired headquarters building, as well as for production mask sets and equipment.

        In the six months ended October 31, 2005, investing activities provided $3.8 million, primarily related to the proceeds from the sales and maturities of our short-term investments of $16.6 million and purchases of short-term investments of $11.8 million. We purchased $1.0 million of property and equipment, mostly production mask sets.

  Net Cash from Financing Activities

        In the six months ended October 31, 2006, net cash used in our financing activities was $409,000, consisting primarily of $417,000 used to repurchase an aggregate of 118,800 shares of our common stock on the open market during the six months ended October 31, 2006 offset by proceeds of $8,000 from the sale of common stock through the exercise of stock options.

        In the six months ended October 31, 2005, net cash used in our financing activities was $946,000, consisting primarily of $1.7 million used to repurchase an aggregate of 344,168 shares of our common stock on the open market during the six months ended October 31, 2005 offset by proceeds of $739,000 from the sale of common stock through the exercise of stock options.

  Common Stock Repurchase Plan

        In September 2001, our board of directors authorized a program for the open market repurchase of up to 1.5 million shares of our common stock. In subsequent periods, the board of directors amended the program and authorized purchases up to an aggregate of 3.5 million shares of our common stock. Upon reaching the maximum number of shares authorized under this program, the board of directors authorized a new stock repurchase program of up to 1.0 million shares in September 2005. The purpose of these share repurchase programs are to reduce the long-term potential dilution in earnings per share that might result from issuances under our stock option plans. The following table summarizes the activity of the open market repurchase program for the stated periods and does not include our repurchases of shares from Elex N.V.:

	Six Months Ended October 31,
	2006	2005
Shares repurchased in open market	118,800	344,168
Total cost of shares	$417,051	$1,684,802
Average cost per share	$3.51	$4.90

        Subsequent to October 31, 2006, the board of directors amended the program and authorized the purchase of an additional 1.0 million shares under the stock repurchase program.

  Contractual Obligations and Commercial Commitments

        The following table summarizes our contractual obligations as of October 31, 2006 and the effects these obligations and commitments are expected to have on our liquidity and cash flows in future periods (in thousands):

	Payments Due by Period
	Total	Less Than 1 Year	1-3 Years	4-5 Years	Than More 5 Years
Contractual cash obligations
Operating leases(1)	$1,612	$252	$1,018	$342	$—
Wafer purchases	3,139	3,139	—	—	—
Other purchase commitments	922	922	—	—	—

Total contractual cash obligations	$5,673	$4,313	$1,018	$342	$—

(1)
In July 2006, our primary facility lease in Sunnyvale, California expired and in August 2006 we moved into a building we purchased in Santa Clara, California.

  Off-Balance Sheet Arrangements

        As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities of financial partnerships, such as entities often referred to as structured finance or special purpose entities ("SPEs"), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purpose. As of October 31, 2006, we are not involved in any SPE transactions.

  Future Liquidity

        We believe that our current cash, cash equivalents and available-for-sale securities will be sufficient to meet our anticipated operating and capital requirements for at least the next 12 months. We have no current plans, nor are we currently negotiating, to obtain additional financing. Our long-term plan is to finance our core business operations with cash we generate from operations. However, from time to time we may raise additional capital through a variety of sources, including the public equity market, private financings, collaborative arrangements and debt. The additional capital we raise could be used for working capital purposes, to fund our research and development activities or our capital expenditures or to acquire complementary businesses or technologies. If we raise additional capital through the issuance of equity or securities convertible into equity, our stockholders may experience dilution. Those securities may have rights, preferences or privileges senior to those of the holders of the common stock. Additional financing may not be available to us on favorable terms, if at all. If we are unable to obtain financing, or to obtain it on acceptable terms, we may be unable to successfully support our business requirements.

  Recent Accounting Pronouncements

        In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, "Inventory Costs, an Amendment of Accounting Research Bulletin ("ARB") No. 43, Chapter 4" ("SFAS No. 151"). The amendments made by SFAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a material impact on our consolidated financial position, results of operations or cash flows.

        In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154") a replacement of Accounting Principles Board ("APB") Opinion No. 20, "Accounting Changes" ("APB No. 20") and FASB Statement No. 3, which changes the requirements for the accounting and reporting of a change in accounting principle effective for fiscal years beginning after December 15, 2005. SFAS No. 154 applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement that does not include specific transition provisions. SFAS No. 154 eliminates the requirement in APB No. 20, to include the cumulative effect of changes in accounting principle in the statement of operations in the period of change. Instead, to enhance the comparability of prior period financial statements, SFAS No. 154 requires that changes in accounting principles be applied retrospectively. Under retrospective application, the new accounting principle is applied as of the beginning of the first period presented as if that principle had always been used. Under SFAS No. 154, a change in reporting entity is also applied retrospectively as of the beginning of the first period presented. A change in accounting estimate continues to be accounted for in the period of change and future periods if necessary. The adoption of SFAS No. 154 did not have a material impact on our consolidated financial position, results of operations or cash flows.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of this standard is not expected to have a material impact on the consolidated financial statements.

        In July 2006, the FASB issued FASB Interpretation Number 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FAS 109". This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes". This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The guidance will become effective as of the beginning of a company's fiscal year beginning after December 15, 2006. We are currently assessing the impact, if any, of adopting this standard on our financial position, results of operations and liquidity.

        On September 13, 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108, which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable for our fiscal 2007. We are currently assessing the impact, if any, of adopting this standard on our financial position, results of operations and liquidity.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

        Interest Rate Risk.    We do not use derivative financial instruments in our investment portfolio. Our investment portfolio is generally comprised of U.S. government debt securities and cash deposits. Our policy is to place these investments in instruments that meet high credit quality standards and have maturities of less than two years with an overall average maturity of less than one year. These securities are subject to interest rate risk and could decline in value if interest rates fluctuate. Due to the short duration of the securities in which we invest and the conservative nature of our investment portfolio, a 10% move in interest rates would have an immaterial effect on our financial position, results of operations and cash flows.

        Foreign Currency Exchange Rate Risk. A significant majority of our sales, manufacturing costs, and research and development and marketing expenses are transacted in U.S. dollars. Accordingly, our net profitability is not currently subject directly to material foreign exchange rate fluctuations. Gains and losses from such fluctuations have not been material to us to date.

Item 4.  Controls and Procedures

  Disclosure Controls and Procedures

        Based on their evaluation as of October 31, 2006, our management, including our chief executive officer and chief financial officer, have concluded that our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, or the Exchange Act) were effective to ensure that the material information required to be disclosed by us in this Quarterly Report on Form 10-Q was recorded, processed, summarized and reported within the time periods specified in the SEC's rules and instructions for Form 10-Q. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in its Exchange Act reports is accumulated and communicated to the issuer's management, including its principal executive and financial officers, as appropriate to allow timely decisions regarding required disclosures.

  Changes in Internal Control Over Financial Reporting

        There were no changes in our internal control over financial reporting during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

  Inherent Limitations on Effectiveness of Controls

        Our management, including our chief executive officer and chief financial officer, does not expect that our disclosure controls and procedures or our internal controls, will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within Catalyst Semiconductor, Inc. have been detected.

SCHEDULE C

A GUIDE TO ISSUES FOR EMPLOYEES IN THE PEOPLE'S REPUBLIC OF CHINA

        The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in China. This summary is based on the law in effect in the People's Republic of China as of January 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired upon exercise of the new options.

        This summary also includes other country-specific requirements that may affect your participation in the offer.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the People's Republic of China apply to your specific situation.

Tax Information

Option Exchange

        You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new options.

Terms of New Option Grant

        Due to certain regulatory issues in China, you may pay the exercise price of your new options solely by means of a cashless, sell all exercise. That is, you will be permitted to exercise the new options solely by an irrevocable direction to a securities broker to sell all the underlying shares to which you are entitled at exercise and to deliver the sale proceeds, less the aggregate exercise price and applicable taxes and brokerage fees, if any, to you. You will not be entitled to hold any shares following the exercise of your option. Catalyst Semiconductor reserves the right to provide you with additional methods for payment of the exercise price should regulatory issues in the People's Republic of China change.

Grant of New Options

        You will not be subject to tax when the new options are granted to you.

Exercise of New Options and Sale of Shares

        Upon exercise of the new options, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date of exercise / sale of shares (usually, the sale price) and the exercise price. In addition, you may be subject to social insurance contributions on the spread.

Withholding and Reporting

        Catalyst Semiconductor is required to report the grant of your new options to the tax authorities and provide them with information about the Catalyst Semiconductor, Inc. 2003 Stock Incentive Plan. We are required to withhold and report income tax on the spread when you exercise the new options/sell the shares. We may also be required to withhold social insurance contributions when you exercise

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the new options/sell the shares, although this result is not certain. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Other Information

Exchange Control

        Exchange control restrictions may limit your ability to access and/or convert funds received upon exercise of the new options/sale of shares, particularly if these amounts exceed US$10,000. You should confirm the procedures and requirements for withdrawals and conversions of foreign currency with your local bank prior to the exercise of the new options/sale of shares.

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SCHEDULE D

A GUIDE TO ISSUES FOR EMPLOYEES IN THE REPUBLIC OF GERMANY

        The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in the Republic of Germany. This summary is based on the law in effect in the Republic of Germany as of January 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired upon exercise of the new options.

        This summary also includes other country-specific requirements that may affect your participation in the offer.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the Republic of Germany apply to your specific situation.

Tax Information

Option Exchange

        You will not be subject to tax as a result of the exchange of eligible options for the grant of new options.

Grant of New Options

        You will not be subject to tax when the new options are granted to you.

Exercise of New Options

        Upon exercise of the new options, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date the shares are debited from Catalyst Semiconductor's books and the exercise price. In addition, you will be subject to social insurance contributions on the spread (to the extent you have not already exceeded the applicable contribution ceiling).

        Pursuant to Section 19a of the German Income Tax Act, you may be able to deduct from the income per exercise per calendar year the lesser of (i) €135, and (ii) 50% of the value of the shares on the date the shares are debited from Catalyst Semiconductor's books, because this income results from the purchase of stock in your employer's parent company. You should consult with your personal tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

        When you subsequently sell the shares acquired at exercise, you will not be subject to capital gains tax provided that:

  (i)
  You have held the shares for more than 12 months;

  (ii)
  You do not own 1% or more of Catalyst Semiconductor's outstanding shares (and have not owned 1% or more at any time in the last 5 years); and

  (iii)
  You have not held the shares as a business asset.

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        If you are subject to tax upon sale of the shares, the taxable amount will be one-half of the gain (i.e., the sale price less the fair market value of the shares at exercise) less one-half of the sale-related expenses. Furthermore, you will be subject to tax only if your total capital gain exceeds €511 in the relevant tax year. If this threshold is exceeded, you will be taxed on the full gain (and not only the gain in excess of €511).

Dividends

        If you acquire shares at exercise, you may be entitled to receive dividends if Catalyst Semiconductor, in its discretion, declares a dividend. Any dividends paid will be subject to United States federal income tax withheld at source and 50% of the dividends will be subject to German income tax. You may be entitled to a tax credit in Germany for 50% of the United States federal income tax withheld.

Withholding and Reporting

        We are required to withhold and report income tax and social insurance contributions (to the extent that you have not already exceeded the applicable contribution ceiling) when you exercise the new options. If your actual tax liability differs from the amount withheld, you will be responsible for paying any additional tax and you will have the right to receive any refund. In addition, you will be responsible for reporting and paying any tax resulting from the sale of shares and the receipt of any dividends.

Other Information

Exchange Control

        For statistical purposes, the German Federal Bank requires that you file reports for the following occurrences: (i) cross-border payments in excess of €12,500; and (ii) any receivables on monetary claims against a person or entity residing outside of Germany in excess of €5,000,000.

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SCHEDULE E

A GUIDE TO ISSUES FOR EMPLOYEES IN JAPAN

        The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in Japan. This summary is based on the law in effect in Japan as of January 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired upon exercise of the new options.

        This summary also includes other country-specific requirements that may affect your participation in the offer.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Japan apply to your specific situation.

Tax Information

Option Exchange

        You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new options, although this result is unsettled. You are advised to consult your personal tax advisor on this issue.

Grant of New Options

        You will not be subject to tax when the new options are granted to you.

Exercise of New Options

        Upon exercise of the new options, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price. The spread likely will be characterized as remuneration income. You likely will not be subject to social insurance contributions on the spread.

Sale of Shares

        When you subsequently sell the shares acquired at exercise, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. You may be eligible for a reduced tax rate depending on the circumstances of the sale. Please consult with your personal tax advisor regarding whether you will be eligible for a reduced tax rate.

Dividends

        If you receive shares at exercise, you may be entitled to receive dividends if Catalyst Semiconductor, in its discretion, declares a dividend. Any dividends paid will be subject to tax in Japan and also to United States federal income tax withheld at source. You may be entitled to a foreign tax credit in Japan for the United States federal income tax withheld.

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Withholding and Reporting

        We likely will not be required to withhold and report income tax when you exercise the new options. You will be responsible for reporting and paying any tax resulting from the option exchange (if applicable), the exercise of the new options, the sale of shares and the receipt of any dividends.

        Please note that the Japanese tax authorities are aware that employees of Japanese affiliates of United States companies may earn substantial income as a result of their participation in an equity incentive plan, and they are systematically auditing the tax returns of such employees to confirm that they have correctly reported the resulting income.

Other Information

Exchange Control

        If you acquire shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares. In addition, if you pay more than ¥30,000,000 in a single transaction for the purchase of shares when you exercise the new options, you must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made.

        A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount you pay in one transaction for exercising the new options exceeds ¥100,000,000, then you must file both a Payment Report and a Securities Acquisition Report.

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SCHEDULE F

A GUIDE TO ISSUES FOR EMPLOYEES IN SOUTH KOREA

        The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in South Korea. This summary is based on the law in effect in South Korea as of January 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired upon exercise of the new options.

        This summary also includes other country-specific requirements that may affect your participation in the offer.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in South Korea apply to your specific situation.

Tax Information

Option Exchange

        You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

        You will not be subject to tax when the new options are granted to you.

Exercise of New Options

        Upon exercise of the new options, you will be subject to tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be considered Class B income.

Sale of Shares

        When you subsequently sell the shares acquired at exercise, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise, unless the gain you have realized from the sale of shares in that year is less than the exempt amount, which is currently KRW2,500,000 per year per type of asset sold. Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax.

Dividends

        If you receive shares at exercise, you may be entitled to receive dividends if Catalyst Semiconductor, in its discretion, declares a dividend. Any dividends paid will be subject to tax in Korea and also to United States federal income tax withheld at source. You may be entitled to a foreign tax credit in Korea for the United States federal income tax withheld.

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Withholding and Reporting

        We are not required to withhold or report income tax when you exercise the new options. Instead, you will be responsible for reporting and paying any tax resulting from the exercise of the new options, the sale of shares and the receipt of any dividends. If you join a Taxpayer's Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction. Alternatively, you may report and pay the tax as part of your Global Tax Return which must be filed by May 31 of the year following the year in which the taxable event occurred.

        We may be required to withhold any applicable social insurance contributions resulting from the exercise of the new options.

Other Information

Exchange Control

        Exchange control laws require South Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to South Korea within 18 months of the sale.

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SCHEDULE G

A GUIDE TO ISSUES FOR EMPLOYEES IN THE PHILIPPINES

        The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in the Philippines. This summary is based on the law in effect in the Philippines as of January 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired upon exercise of the new options.

        This summary also includes other country-specific requirements that may affect your participation in the offer.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the Philippines apply to your specific situation.

Tax Information

Option Exchange

        You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

        You will not be subject to tax when the new options are granted to you.

Exercise of New Options

        Upon exercise of the new options, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be characterized as other income. You will not be subject to social insurance contributions on the spread.

Sale of Shares

        When you subsequently sell the shares acquired at exercise, you will be subject to capital gains tax on the difference between the sale price or the fair market value of the shares at the time of sale, whichever is higher, and the fair market value of the shares at exercise. If you have held the shares for more than 12 months, only 50% of the capital gain will be taxed. If you have held the shares for 12 months or less, the entire capital gain will be taxed.

Dividends

        If you receive shares at exercise, you may be entitled to receive dividends if Catalyst Semiconductor, in its discretion, declares a dividend. Any dividends paid will be subject to income tax in the Philippines and also to United States federal income tax withheld at source. You may be entitled to a tax credit against your Philippines income tax liability for the United States federal income tax withheld.

G-1

Withholding and Reporting

        We are not required to withhold or report income tax when you exercise the new options. Instead, you will be responsible for reporting and paying any tax resulting from the exercise of the new options, the sale of shares and the receipt of any dividends. You must file an Annual Income Tax Return on or before April 15 of the year following the year in which the taxable event occurred.

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SCHEDULE H
A GUIDE TO ISSUES FOR EMPLOYEES IN ROMANIA

        The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in Romania. This summary is based on the law in effect in Romania as of January 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired upon exercise of the new options.

        This summary also includes other country-specific requirements that may affect your participation in the offer.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Romania apply to your specific situation.

Tax Information

Option Exchange

        You will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

        You will not be subject to tax when the new options are granted to you.

Exercise of New Options

        Upon exercise of the new options, you will not be subject to tax.

Sale of Shares

        When you subsequently sell the shares acquired at exercise, you will be subject to capital gains tax on the difference between the sale price and the exercise price. The taxable amount may be decreased by any applicable fees / commissions levied in relation to the sale. A reduced tax rate may apply if the shares are held for at least one year.

        You will not be subject to social security or unemployment taxes with respect to the capital gain realized upon the sale of shares.

Dividends

        If you receive shares at exercise, you may be entitled to receive dividends if Catalyst Semiconductor, in its discretion, declares a dividend. Any dividends paid will be subject to tax in Romania and also to United States federal income tax withheld at source. You may be entitled to a tax credit against your Romanian income tax for the United States federal income tax withheld provided that you obtain evidence of such withholding.

Withholding and Reporting

        We are not required to withhold or report income tax when you sell the shares acquired at exercise or when you receive any dividends. Instead, you will be responsible for reporting and paying any tax resulting from the acquisition and sale of shares and the receipt of any dividends. You must file your tax return by May 15 of the year following the year in which the taxable event occurred.

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SCHEDULE I
A GUIDE TO ISSUES FOR EMPLOYEES IN SINGAPORE

        The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in Singapore. This summary is based on the law in effect in Singapore as of January 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired upon exercise of the new options.

        This summary also includes other country-specific requirements that may affect your participation in the offer.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Singapore apply to your specific situation.

Tax Information

Option Exchange

        You may be subject to tax as a result of the exchange of eligible options for the grant of new options as the Inland Revenue Authority of Singapore ("IRAS") may view the exchange as a taxable "release" of an existing right. In practice, however, the IRAS is likely to disregard the "release" of eligible options and simply tax the new options upon exercise. As this result is not certain, you should consult with your personal tax advisor to determine whether you will be subject to tax as a result of the exchange.

Grant of New Options

        You will not be subject to tax when the new options are granted to you.

Exercise of New Options

        Assuming you are not taxed when the eligible options are exchanged, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date of exercise of the new option and the exercise price. For the portion of the new options that vest more than one year after the new option grant date, you may be eligible for an exemption or deferral under one or both of the following favorable tax schemes:

Company Employee Equity-Based Remuneration Scheme ("CEEBR Scheme")

        If all of the conditions of the CEEBR Scheme are satisfied, you may be able to claim a tax exemption on the first S$2,000 of the spread per year and 25% of the remaining spread per year subject to a total exemption of S$1 million over a 10-year period beginning in the year you exercise the new options.

Qualified Employee Equity-Based Remuneration Scheme ("QEEBR Scheme")

        If all of the conditions of the QEEBR Scheme are satisfied, you may be able to defer the tax due at exercise on the portion of the spread that was not exempt, if any, from tax under the CEEBR

Scheme described above. Please note that if you qualify for deferral under the QEEBR Scheme, you will accrue interest on the tax-deferred amount.

        You are strongly recommended to consult with your personal tax advisor to determine if you are eligible for favorable tax treatment under the CEEBR or QEEBR Schemes, and to ascertain what steps, if any, you must take in order to invoke these Schemes.

        You likely will not be subject to mandatory Central Provident Fund contributions when you exercise the new options.

        Please note that if you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, different rules may apply to you and you are advised to consult with your personal tax advisor.

Exit Tax Rules for Non-Citizens, Non-Residents and Residents Departing Singapore

        If you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, you may be subject to tax on the deemed spread even when you have not exercised the new options if you cease the employment pursuant to which the new options were granted. In this case, you may be deemed to have exercised your new options one month before the date you cease your employment or the date on which the new options are granted, whichever is later. However, if you forfeit the new options when you cease employment, the IRAS likely will not apply this "deemed exercise" rule to you.

        If you are subject to tax under the "deemed exercise" rule and the actual spread when you exercise the new options is lower than what was earlier deemed, you may apply to the IRAS for a refund of the excess tax paid within six years of assessment after the "deemed exercise" year.

Sale of Shares

        When you subsequently sell the shares acquired upon exercise, you will not be subject to tax, provided you are not in the business of buying and selling securities.

Dividends

        If you receive shares at exercise, you may be entitled to receive dividends if Catalyst Semiconductor, in its discretion, declares a dividend. Any dividends paid will be subject to United States federal income tax withheld at source, but will not be subject to tax in Singapore.

Withholding and Reporting

        Generally, we are not required to withhold income tax pursuant to this option exchange (if applicable) or when you exercise the new options. However, we will prepare a Form IR8A each year, including any taxable benefit that you have derived pursuant to this option exchange or the exercise of the new options. We will provide this Form IR8A to you. You will be responsible for submitting your own tax return to the IRAS and paying any applicable tax. Generally, your tax return must be filed by April 15 of the year following the year the income was received.

        Please note that if you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, and you are about to cease your employment, special rules may apply to you. We are required to notify the IRAS on Form IR21 of your expected cessation of employment or departure from Singapore at least one month before you cease employment. In this case, we will also withhold any income payable to you, including income from the deemed exercise, for 30 days after the filing of the Form IR21, or until tax clearance is given by the IRAS, whichever is earlier. Any income tax due from you will be deducted from the amount withheld, and the balance will be paid to you. If the amount we have withheld is insufficient, you must make arrangements to pay the remaining income tax due.

Other Information

Director Reporting Requirements

        If you are a director, associate director or shadow director of a Singapore affiliate of Catalyst Semiconductor, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., options, shares) in Catalyst Semiconductor or any related company. In addition, you must notify the Singapore affiliate when you sell shares of Catalyst Semiconductor or any related company (including when you sell shares acquired under this Offer to Exchange). These notifications must be made within two business days of acquiring or disposing of any interest in Catalyst Semiconductor or any related company. In addition, a notification must be made of your interests in Catalyst Semiconductor or any related company within two business days of becoming a director.

SCHEDULE J

A GUIDE TO ISSUES FOR EMPLOYEES IN THE REPUBLIC OF CHINA (TAIWAN)

        The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in the Republic of China (Taiwan). This summary is based on the law in effect in the Republic of China (Taiwan) as of January 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired upon exercise of the new options.

        This summary also includes other country-specific requirements that may affect your participation in the offer.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the Republic of China (Taiwan) apply to your specific situation.

Tax Information

Option Exchange

        You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new options.

Grant of New Options

        You will not be subject to tax when the new options are granted to you.

Exercise of New Options

        Upon exercise of the new options, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price. You will not be subject to social insurance contributions on the spread.

Sale of Shares

        When you subsequently sell the shares acquired at exercise, you will not be subject to tax on any gain, provided the sale takes place before January 1, 2009. However, starting from January 1, 2009, such gain may be subject to the alternative minimum tax regime.

Dividends

        If you receive shares upon exercise, you may be entitled to receive dividends if Catalyst Semiconductor, in its discretion, declares a dividend. Any dividends paid will be subject to United States federal income tax withheld at source, but will not be subject to income tax in the Republic of China (Taiwan) provided they are received before January 1, 2009. However, starting from January 1, 2009, such dividends may be subject to the alternative minimum tax regime.

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Withholding and Reporting

        We are not required to withhold income tax but is required to report your name, address and ID number and the taxable amount of the spread and file a non-withholding statement with the tax authorities when you exercise the new options. A copy of the non-withholding statement will be issued to you. You will be responsible for reporting and paying any tax resulting from the exercise of the new options, the sale of shares and the receipt of any dividends. You must file your annual tax return during the month of May of the year following the year the taxable event occurred.

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SCHEDULE K

A GUIDE TO ISSUES FOR EMPLOYEES AND CONSULTANTS IN THAILAND

        The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible service providers subject to tax in Thailand, some of whom are retained on a contractual basis. This summary is based on the law in effect in Thailand as of January 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired upon exercise of the new options.

        This summary also includes other country-specific requirements that may affect your participation in the offer.

        If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Thailand apply to your specific situation.

Tax Information

Option Exchange

        You likely will not be subject to tax as a result of the exchange of eligible options for the grant of new options.

Grant of New Options

        You will not be subject to tax when the new options are granted to you.

Exercise of New Options

        Upon exercise of the new options, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be characterized as a fringe benefit. You will not be subject to social insurance contributions on the spread.

Sale of Shares

        When you subsequently sell the shares acquired at exercise, you will be subject to capital gains tax if you repatriate the sale proceeds to Thailand in the same year the shares are sold. The taxable amount will be the difference between the sale price and the fair market value of the shares at exercise.

Dividends

        If you receive shares upon exercise, you may be entitled to receive dividends if Catalyst Semiconductor, in its discretion, declares a dividend. Any dividends paid will be subject to United States federal income tax withheld at source and will be subject to tax in Thailand if you repatriate the dividends to Thailand in the same year the dividends are received. You may be entitled to a tax credit against your Thai income tax liability for the United States federal income tax withheld.

K-1

Withholding and Reporting

        Neither your employer nor any Catalyst Semiconductor affiliate is required to withhold or report income tax when you exercise the new options. You will be responsible for reporting and paying any tax resulting from the exercise of the new options, the sale of shares and the receipt of any dividends. You must file an annual personal income tax return on or before March 31 of the year following the year in which the taxable event occurred.

Other Information

Exchange Control

        If you remit funds out of Thailand in order to exercise the new options, you must immediately repatriate the proceeds from the sale of the shares and from any cash dividends paid on the shares to Thailand. Once proceeds from the sale of shares or the cash dividends are repatriated to Thailand (whether you repatriate them pursuant to the requirement specified above or by choice), the funds must be converted to Thai Baht within seven days of receipt. In the event that the repatriated amount is US$20,000 or more, you must report the inward remittance by completing and submitting the Foreign Exchange Transaction Form to an authorized agent.

K-2

SCHEDULE L

A GUIDE TO ISSUES FOR EMPLOYEES IN THE UNITED KINGDOM

        The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in the United Kingdom (the "UK"). This summary assumes that you are resident and ordinarily resident in the UK and that your options were not granted under a Her Majesty's Revenue and Customs ("HMRC") approved tax-qualified regime. It is based on the law in effect in the UK as of January 2007. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, you exercise the new options or you sell shares acquired upon exercise of the new options.

        This summary also includes other country-specific requirements that may affect your participation in the offer.

        If you are a citizen or resident of another country for local law purposes or if you are not treated as a resident and ordinarily reside in the UK, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the UK apply to your specific situation.

Tax Information

Option Exchange

        You will not be subject to tax as a result of the exchange of eligible options for the grant of new options.

Grant of New Options

        You will not be subject to tax when the new options are granted to you.

Exercise of New Options

        Upon exercise of the new options, you will be subject to income tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price. In addition, you will be subject to employee national insurance contributions ("NICs") on the spread. We will calculate the income tax and NICs due on exercise of the new options and account for these amounts to HMRC on your behalf. If, for any reason, we are unable to withhold the income tax under the Pay As You Earn ("PAYE") system or by another method permitted in your stock option agreement, you must reimburse us for the tax paid within 90 days of the date of exercise of the new options, otherwise you will be deemed to have received a further taxable benefit equal to the amount of income tax due on the spread. This will give rise to further income tax and NICs payable by you.

Sale of Shares

        When you subsequently sell the shares acquired at exercise, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares on the date of exercise. Capital gains may be reduced by taper relief, based on the number of years you hold the shares (following exercise of the new options) prior to sale and whether you continue to be employed by Catalyst Semiconductor or one of its subsidiaries at the time of sale. Furthermore, capital gains tax

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is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption (£8,800 for the tax year 6 April 2006 to 5 April 2007).

        If you acquire other shares in Catalyst Semiconductor, you will need to take into account the share identification rules in calculating your capital gains liability.

Dividends

        If you receive shares at exercise, you may be entitled to receive dividends if Catalyst Semiconductor, in its discretion, declares a dividend. Any dividends paid will be subject to income tax in the UK and also to United States federal income tax withheld at source. You may be entitled to a tax credit in the UK for the United States federal income tax withheld.

Withholding and Reporting

        We are required to withhold income tax and employee's NICs, as described in the "Exercise of New Options" section above. We are also required to report the details of the option exchange, the grant of the new options, the exercise of the new options, other related income and any tax withheld to HMRC on its annual tax and share plan returns. You will be responsible for reporting the exercise of the new options and for reporting and paying any tax resulting from the sale of shares and the receipt of any dividends.

Other Information

Director Reporting Requirements

        If you are a director or shadow director of a UK subsidiary of Catalyst Semiconductor and the UK subsidiary is not wholly owned by Catalyst Semiconductor, you are subject to certain notification requirements under the Companies Act 1985. Specifically, you must notify the UK subsidiary in writing of any interest (e.g., options, shares) in Catalyst Semiconductor and the number and class of shares or rights to which the interest relates. You must also notify the UK subsidiary when you exercise the new options or sell shares acquired through exercise of the new options. This disclosure requirement also applies to any rights or shares acquired by your spouse or child(ren) (under the age of 18).

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QuickLinks

  Exhibit 99.(a)(1)(A)
IMPORTANT
TABLE OF CONTENTS SUMMARY TERM SHEET (page 1) RISKS OF PARTICIPATING IN THE OFFER (page 12)
SUMMARY TERM SHEET
RISKS OF PARTICIPATING IN THE OFFER
Economic Risks
Tax-Related Risks
Business-Related Risks
THE OFFER
  Part I. Financial Information Item 1. Financial Statements
CATALYST SEMICONDUCTOR, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share data)
CATALYST SEMICONDUCTOR, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)
CATALYST SEMICONDUCTOR, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
CATALYST SEMICONDUCTOR, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations
  Item 3. Quantitative and Qualitative Disclosures About Market Risk
  Item 4. Controls and Procedures